                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

  Filed by the Registrant [x]
  Filed by a Party other than the Registrant [ ]

  Check the appropriate box:
  [X]Preliminary Proxy Statement          [ ]Confidential, For Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e) (2))
  [ ] Definitive Proxy Statement
  [ ] Definitive Additional Materials
  [ ] Soliciting Material Under Rule 14a-12

                  Courtyard by Marriott II Limited Partnership
                  --------------------------------------------
                (Name of Registrant as Specified in Its Charter)
            ________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

  Payment of Filing Fee (Check the appropriate box):

  [ ] No fee required.
  [X] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

      (1)  Title of each class of securities to which transaction applies:

           Units of Limited Partnership Interests
           -----------------------------------------------------

      (2)  Aggregate number of securities to which transaction applies:

           1,448.5
           -----------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

           $147,959
           -----------------------------------------------------

      (4)  Proposed maximum aggregate value of transaction:

           $214,318,612
           -----------------------------------------------------

      (5)  Total fee paid:

           $42,864
           -----------------------------------------------------

  [ ]  Fee paid previously with preliminary materials:

  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount previously paid:

       ---------------------------------------------------------
  (2)  Form, Schedule or Registration Statement No.:

       ---------------------------------------------------------
  (3)  Filing Party:

       ---------------------------------------------------------
  (4)  Date Filed:

       ---------------------------------------------------------

                  COURTYARD BY MARRIOTT II LIMITED PARTNERSHIP
                              10400 Fernwood Road
                            Bethesda, Maryland 20817


To the Limited Partners of Courtyard by Marriott II Limited Partnership:

     A Purchase Offer and Consent Solicitation is being made pursuant to the terms of a settlement (the "Settlement") relating to a class action lawsuit brought against the predecessor-in-interest to CBM Two LLC, a Delaware limited liability company and the general partner (the "General Partner") of Courtyard by Marriott II Limited Partnership (the "Partnership"), Marriott International, Inc., a Delaware corporation ("Marriott International"), Host Marriott Corporation, a Delaware corporation, as the predecessor-in-interest to a Maryland corporation of the same name ("Host Marriott"), various related entities and others, in the 285th Judicial District Court (the "Court") of Bexar County, Texas (the "Milkes Litigation"). The Settlement also relates to lawsuits filed with respect to six other limited partnerships (such suits, together with the Milkes Litigation, the "Litigation").

     On March 9, 2000, the defendants and counsel to the class action plaintiffs in the Litigation entered into a settlement agreement (the "Settlement Agreement") providing for the settlement of all the Litigation. Pursuant to the terms of the Settlement Agreement, CBM II Holdings LLC, a Delaware limited liability company (the "Purchaser"), has agreed to offer to purchase (the "Purchase Offer") all of the issued and outstanding units of limited partnership interest in the Partnership (other than units owned by the General Partner) at a price of $147,959 per unit (or a pro rata portion thereof) in cash, upon the terms and subject to the conditions set forth in the Purchase Offer and Consent Solicitation attached hereto. If the Court approves legal fees and expenses of approximately $29,000 per unit to counsel to the class action plaintiffs in the Milkes Litigation, the net amount that each holder that is a class member will receive is approximately $119,000 per unit (or a pro rata portion thereof) (the "Net Settlement Amount"). The Net Settlement Amount to be received by any holder in the Purchase Offer or the Merger (as defined below) will be reduced by any amount owed by the holder on the original purchase price of such unit. The Purchaser is an indirect wholly owned subsidiary of CBM Joint Venture LLC (the "Joint Venture"), a Delaware limited liability company that is a joint venture between MI CBM Investor LLC ("MI Investor"), a Delaware limited liability company and a wholly owned indirect subsidiary of Marriott International, and Rockledge Hotel Properties, Inc., a Delaware corporation ("Rockledge")(through wholly owned subsidiaries).

     In addition to the Purchase Offer, the terms of the Settlement Agreement provide for the merger of a subsidiary of the Purchaser into the Partnership (the "Merger") pursuant to an agreement and plan of merger (the "Merger Agreement") immediately following the consummation of the Purchase Offer. In the Merger, each outstanding unit of limited partnership interest of the Partnership (other than units owned by the General Partner, the Purchaser or holders who elect not to participate in the Settlement) will be converted into the right to receive an amount of cash per unit equal to the Net Settlement Amount. Each outstanding unit held by a holder who elects not to participate in the Settlement will be converted in the Merger into the right to receive a cash amount equal to the appraised value of such holder's unit (or pro rata portion thereof), not including any amount relating to the claims asserted in the Milkes Litigation, as determined in accordance with the appraisal provisions of the Merger Agreement and the Settlement Agreement, and reduced by any amount owed by the holder on the original purchase price of such unit.

     Pursuant to the terms of the Settlement Agreement, the General Partner is hereby soliciting your consent to (i) the Merger and (ii) amendments to the Partnership's partnership agreement as more fully described in the Purchase Offer and Consent Solicitation (the "Amendments"), which would, among other things, facilitate the consummation of the Purchase Offer and the Merger. The terms of the Settlement are described in detail under the heading "The Settlement-The Settlement Agreement" in the Purchase Offer and Consent Solicitation. Approval of the Merger and the Amendments is one of the conditions to consummation of the Settlement and payment of the purchase price for the units in the Purchase Offer.

     The only holders of units who will be entitled to consent to the Merger and the Amendments will be holders of record of units at the close of business on ___________, 2000 who have been admitted to the Partnership as limited partners. A Purchase Offer and Consent Solicitation, including a PINK Proof of Claim, Assignment and Release and a YELLOW consent form, are enclosed with this notice. See the attached Purchase Offer and Consent Solicitation for instructions on how to tender your units, consent to the Merger and the Amendments or elect not to participate in the Settlement.

     The Settlement will not be consummated unless the Court approves the fairness of the Settlement (including the terms and conditions of the Purchase Offer, the Merger and the Amendments) at a hearing at which unitholders who have not opted out of the Settlement and who have timely filed the proper documents with the Court have the right to appear. See the "Notice of Pendency and Settlement of Claim and Derivative Action Related to Courtyard by Marriott II LP and Final Approval Hearing" distributed with the Purchase Offer and Consent Solicitation for a description of the procedures that must be followed in order to appear at the hearing.

     A Special Litigation Committee appointed by the General Partner has determined that the terms of the Settlement are fair and reasonable and include a fair and reasonable settlement of any and all derivative claims, express or implied, made on behalf of the Partnership in the Milkes Litigation, and counsel for the class action plaintiffs recommends that their clients consent to the Merger and the Amendments. See "The Settlement."

     The General Partner is not making a recommendation to you as to whether to tender or refrain from tendering your units or whether or not to consent to the Merger or the Amendments. You must make your own decisions as to these matters.



                                          CBM Two LLC
                                          General Partner



                                          __________________________________
                                          Secretary

Date:_____________, 2000
Bethesda, Maryland

                               TABLE OF CONTENTS

                                                                                                                                Page
                                                                                                                                ----

SUMMARY TERM SHEET............................................................................................................     2
THE SETTLEMENT................................................................................................................    10
   Background of the Settlement...............................................................................................    10
   The Settlement Agreement...................................................................................................    12
   Position of the General Partner, the Purchaser, the Joint Venture, Marriott International, MI Investor and Rockledge
    Regarding the Purchase Offer..............................................................................................    13
   Recommendation of the Special Litigation Committee and Counsel to the Class Action Plaintiffs..............................    13
   Purpose and Structure of the Purchase Offer; Merger and Amendments.........................................................    14
   Conditions of the Purchase Offer and the Merger............................................................................    14
   Plans for the Partnership; Certain Effects of the Purchase Offer...........................................................    15
   Certain Information Concerning the Partnership.............................................................................    15
   Certain Information Concerning the Purchaser, the Joint Venture, Marriott International, MI Investor and Rockledge.........    16
   Source and Amount of Funds.................................................................................................    18
   Certain Transactions with the Partnership..................................................................................    18
   Security Ownership of Certain Beneficial Owners and Management.............................................................    20
   Regulatory Matters.........................................................................................................    20
   The Merger.................................................................................................................    21
   The Amendments.............................................................................................................    22
   Federal Income Tax Considerations..........................................................................................    27
THE PURCHASE OFFER............................................................................................................    34
   Terms of the Purchase Offer................................................................................................    34
   Settlement Fund; Acceptance for Payment; Payment for Units.................................................................    35
   Procedures for Accepting the Purchase Offer and Tendering Units............................................................    36
   Withdrawal Rights..........................................................................................................    38
   Market for the Partnership's Limited Partnership Units and Related Security Holder Matters.................................    38
THE WRITTEN CONSENTS..........................................................................................................    40
   Record Date and Outstanding Units..........................................................................................    40
   Majority Vote Required; Voting Rights......................................................................................    40
   Solicitation Period........................................................................................................    40
   Voting and Revocation of Consents..........................................................................................    40
   Effective Time of Amendments...............................................................................................    41
   Effective Time of the Merger...............................................................................................    41
   No Special Meeting.........................................................................................................    41
   Rights of Appraisal........................................................................................................    41
   Interests of Certain Persons in the Matters to be Acted Upon...............................................................    42
OTHER MATTERS.................................................................................................................    43
   Fees and Expenses..........................................................................................................    43
   Miscellaneous..............................................................................................................    43

Schedule I - Directors and Executive Officers of Marriott International, Inc., MI CBM Investor LLC,
Rockledge Hotel Properties, Inc., CBM Joint Venture LLC and CBM II Holdings LLC
Schedule II - Directors and Executive Officers of CBM TWO LLC

                               SUMMARY TERM SHEET


     We urge you to read carefully this purchase offer and consent solicitation, particularly the matters discussed under the heading "The Settlement," before deciding whether to tender or refrain from tendering your units of limited partnership interest in the Partnership and whether to vote for or against the merger and the amendments to the partnership agreement described below. The following is a summary of information contained in this purchase offer and consent solicitation. The summary is not intended to be complete, and you should read carefully this entire purchase offer and consent solicitation and the related proof of claim, assignment and release, consent form and the other documents to which we have referred you. The purchase offer and consent solicitation, together with the proof of claim, assignment and release, are referred to herein as the "Purchase Offer and Consent Solicitation."

     The term the "Partnership" as used in this purchase offer and consent solicitation refers to Courtyard by Marriott II Limited Partnership; and the term the "General Partner" refers to CBM Two LLC, the general partner of the Partnership. The terms "we", "our" and the "Purchaser" as used in this purchase offer and consent solicitation refer to CBM II Holdings LLC, a wholly owned indirect subsidiary of CBM Joint Venture LLC, or the "Joint Venture," which is a joint venture between MI CBM Investor LLC, or "MI Investor," a wholly owned indirect subsidiary of Marriott International, Inc., or "Marriott International," and Rockledge Hotel Properties, Inc., or "Rockledge" (through wholly owned subsidiaries).

WHY ARE YOU MAKING THIS PURCHASE OFFER AND CONSENT SOLICITATION?

     This purchase offer and consent solicitation is being made pursuant to the terms of a settlement agreement relating to a class action lawsuit brought against the General Partner, Marriott International, Host Marriott Corporation, or Host Marriott, various related entities and others. The settlement also relates to litigation involving six other limited partnerships, including Courtyard by Marriott Limited Partnership. See "The Settlement -- Background of the Settlement," pages 10 through 12.

WHO IS OFFERING TO BUY MY UNITS?

     Our name is CBM II Holdings LLC. We are a Delaware limited liability company and a wholly owned indirect subsidiary of the Joint Venture. We were organized on April 19, 2000 for the sole purpose of acquiring all issued and outstanding units of limited partnership interest in the Partnership other than those owned by the General Partner. We have engaged in no activities to date, other than those incidental to our organizing as an entity and making the purchase offer. The Joint Venture, a Delaware limited liability company, was organized on April 19, 2000 as a joint venture between MI Investor, a Delaware corporation and a subsidiary of Marriott International, and Rockledge (through wholly owned subsidiaries), for the purpose of carrying out the obligations of Marriott International and Rockledge under the settlement agreement. MI Investor and Rockledge (through wholly owned subsidiaries) each own fifty percent of the equity interests in the Joint Venture. Rockledge will manage the day-to-day affairs of the Joint Venture. All major decisions will require the approval of both Rockledge and MI Investor. See "The Settlement -- Certain Information Concerning the Purchaser, the Joint Venture, Marriott International, MI Investor and Rockledge," pages 16 through 18.

WHAT CLASSES AND AMOUNTS OF SECURITIES ARE YOU SEEKING IN THE OFFER?

     We are offering to purchase all outstanding units of limited partnership interest in the Partnership other than units owned by the General Partner.

HOW MUCH ARE YOU OFFERING TO PAY FOR MY SECURITIES AND WHAT IS THE FORM OF PAYMENT?

     We are offering to pay $147,959 per unit (or a pro rata portion thereof) in cash to purchase each unit, settle the Milkes litigation and obtain a release of all claims in the Milkes litigation. If the court approves legal fees and expenses of approximately $29,000 per unit to counsel to the class action plaintiffs in the Milkes litigation, the net amount that each holder that is a class member will receive is approximately $119,000 per unit (or a pro rata portion thereof). The amount to be received by any holder in the purchase offer or the merger will be reduced by any amount owed by the holder on the original purchase price of such unit. The aggregate amount we are offering to pay for all outstanding units (other than the 21.5 units held by the General Partner) is $214,318,612. See "The Settlement -- The Settlement Agreement," pages 12 and 13.

WHAT WILL I RECEIVE IF I PURCHASED A UNIT FROM A CLASS MEMBER, BUT DID NOT OBTAIN AN ASSIGNMENT OF LITIGATION CLAIMS FROM THAT CLASS MEMBER?

     If you purchased a unit from a class member without obtaining an assignment of that class member's litigation claims, the Purchaser will still pay $147,959 for each unit that you tender in the purchase offer or that is converted in the merger. However, this amount represents not only the value of your units, but also the value of the claims settled in the Milkes litigation. Accordingly, the $147,959 per unit (or a net amount per unit of approximately $119,000 after payment of court awarded legal fees and expenses to counsel to the class action plaintiffs of approximately $29,000 per unit), or a pro rata portion thereof will have to be divided between you and the class member from whom you purchased the unit. If you are unable to agree on how the money should be divided, the division will be made by a special master appointed by the court.

DO YOU HAVE THE FINANCIAL RESOURCES TO MAKE PAYMENT?

     We will need approximately $_____ million to purchase all of the units pursuant to the purchase offer, to consummate the merger and to pay related fees and expenses. We will obtain the funds indirectly from Marriott International and Rockledge. See "The Settlement -- Source and Amount of Funds," page 18.

IS YOUR FINANCIAL CONDITION RELEVANT TO MY DECISION TO TENDER IN THE OFFER?

     Because the form of payment consists solely of cash and the purchase offer is not conditioned on our ability to obtain financing, we do not think our financial condition is relevant to your decision as to whether to tender in the purchase offer or consent to the merger. Our obligations in connection with the purchase offer and the merger are guaranteed by Marriott International and Host Marriott. See "The Settlement -- Source and Amount of Funds," page 18.

HOW LONG DO I HAVE TO DECIDE WHETHER TO TENDER IN THE PURCHASE OFFER?

     You will have at least until 12:00 midnight, New York City time, on _____________, 2000 to decide whether to tender your units in the purchase offer. See "The Purchase Offer -- Terms of the Purchase Offer," pages 34 and 35.

CAN THE PURCHASE OFFER BE EXTENDED?

     Yes. We can elect to extend the purchase offer at any time. See "The Purchase Offer -- Terms of the Purchase Offer," pages 34 and 35.

HOW WILL I BE NOTIFIED IF THE PURCHASE OFFER IS EXTENDED?

     If the purchase offer is extended we will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the next business day after the day the purchase offer was scheduled to expire. See "The Purchase Offer -- Terms of the Purchase Offer," pages 34 and 35.

HOW DO I TENDER MY UNITS?

     To tender all or any portion of your units, you must either (1) complete and sign the PINK proof of claim, assignment and release (or a facsimile thereof) in accordance with the instructions in the proof of claim, assignment and release and mail or deliver it and any other required documents to the claims administrator at the address set forth on the back cover of this purchase offer and consent solicitation or (2) instruct your broker, dealer, commercial bank, trust company or other nominee to effect the transaction as set forth below. In either case, the proof of claim, assignment and release must be received by the claims administrator no later than the time the purchase offer (or any extension) expires. See "The Purchase Offer -- Procedures for Accepting the Purchase Offer and Tendering Units," pages 36 and 37.

WHAT IF MY UNITS ARE NOT IN MY NAME?

     If your units are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact such broker, dealer, commercial bank, trust company or other nominee if you desire to tender your units or consent to the merger and the amendments. See "The Purchase Offer -- Procedures for Accepting the Purchase Offer and Tendering Units," pages 36 and 37.

WHAT ARE THE SIGNIFICANT CONDITIONS TO THE PURCHASE OFFER AND THE MERGER?

     The consummation of the purchase offer and the merger is subject to a number of conditions, including:

     (1) the order of the court approving the terms of the settlement and the dismissal of the litigation shall have become final (other than by reason of an appeal relating solely to counsel fees and expenses),

     (2) not more than 10% of the units (other than units held by the persons named as insiders in the settlement agreement) shall be held by holders who have elected to "opt-out" of the settlement,

     (3) not more than 10% of the units of limited partnership interests in each of the other six limited partnerships involved in the settlement (other than units held by persons named as insiders in the settlement agreement) shall be held by holders who have elected to "opt-out" of the settlement, and

     (4) holders of a majority of the units in each of the Partnership and Courtyard by Marriott Limited Partnership (other than affiliates of these partnerships) shall have approved each partnership's merger and amendments to each partnership's partnership agreement.

     We can waive conditions (2) and (3) above. See "The Settlement -- Conditions of the Purchase Offer and the Merger," pages 14 and 15.

WHEN WILL I RECEIVE PAYMENT FOR MY UNITS IF I TENDER?

     The court will hold a hearing for approval of the settlement once all other conditions to consummating the purchase offer and the merger have been satisfied. On or before the third business day following the entry by the court of an order approving the settlement, the Purchaser will deposit the total settlement amount in an interest bearing account which will be held in escrow by Chase Bank of Texas, N.A., as escrow agent. Within seven business days after the judgment order approving the terms of the settlement and the dismissal of the litigation becomes final, Chase Bank will distribute to each unitholder who has submitted a valid proof of claim prior to such date the funds to which such holder is entitled. See "The Purchase Offer -- Settlement Fund; Acceptance for Payment; Payment for Units," pages 35 and 36.

MUST I SUBMIT A PROOF OF CLAIM TO RECEIVE FUNDS IN THE SETTLEMENT?

     Yes. No unitholder will be entitled to receive any funds from the settlement until a valid proof of claim is submitted, whether before or after the judgment order becomes final. However, if you have not submitted a valid proof of claim within 90 days of the date a judgment order approving the settlement becomes final and you have not opted out of the settlement, then the counsel to the class action plaintiffs may execute a proof of claim on your behalf. See "The Purchase Offer -- Procedures for Accepting the Purchase Offer and Tendering Units," pages 36 and 37.

HOW DO I WITHDRAW PREVIOUSLY TENDERED UNITS?

     You may withdraw units that you have tendered at any time prior to the expiration date. To withdraw units, you must deliver a written notice to the claims administrator prior to the expiration of the purchase offer at the address set forth on the back cover of this purchase offer and consent solicitation. For more information on your withdrawal rights, see "The Purchase Offer--Withdrawal Rights." If the settlement agreement terminates without the settlement becoming final, then all of your tendered units will be returned.
See "The Purchase Offer -- Withdrawal Rights," page 38.

WHO HAS DETERMINED THAT THE TERMS OF THE SETTLEMENT ARE FAIR?

     Counsel to the class action plaintiffs recommends that their clients tender their units in the purchase offer and consent to the merger and the amendments. The special litigation committee appointed for the Partnership by the General Partner has determined that the terms of the settlement are fair and reasonable and include a fair and reasonable settlement of any and all derivative claims, expressed or implied, made on behalf of the Partnership in the litigation. See "The Settlement -- Recommendation of the Special Litigation Committee and Counsel to the Class Action Plaintiffs," pages 13 and 14.

MUST THE COURT APPROVE THE FAIRNESS OF THE SETTLEMENT?

     The settlement will not be consummated unless the court approves the fairness of the settlement (including the terms and conditions of the purchase offer, the merger and the amendments) at a hearing at which only unitholders who have not opted out of the settlement and who have timely filed the proper documents with the court have the right to appear. See the notice of the hearing that was distributed with this purchase offer and consent solicitation for a description of the procedures that must be followed in order to appear at the hearing. See "The Settlement -- Conditions of the Purchase Offer and the Merger," pages 14 and 15.

WHY IS THE GENERAL PARTNER SOLICITING CONSENTS?

     The General Partner is soliciting the consents of the limited partners pursuant to the terms of the settlement agreement. The approval of the merger and the amendments to the partnership agreement by limited partners (other than the General Partner and its affiliates) holding a majority of the outstanding units is one of the conditions to the consummation of the settlement agreement. If the merger and the amendments to the partnership agreement are not approved by limited partners holding a majority of the outstanding units (excluding units held by the General Partner and its affiliates), the settlement agreement will not be consummated and the Purchaser will not be obligated to purchase the units. See "The Settlement -- Conditions of the Purchase Offer and the Merger," pages 14 and 15.

WHAT WILL HAPPEN IN THE MERGER?

     The terms of the settlement agreement provide for the merger of CBM II Acquisition, L.P., a subsidiary of the Joint Venture, with and into the Partnership immediately after the consummation of the purchase offer. The Partnership will be the surviving entity in the merger. In the merger, each outstanding unit (other than units owned by the General Partner, the Purchaser and holders who elect not to participate in the settlement) will be converted into the right to receive $147,959 per unit (or a pro rata portion thereof) in cash. If the court approves legal fees and expenses of approximately $29,000 per unit to counsel to the class action plaintiffs in the Milkes litigation, the net amount that each holder that is a class member will receive is approximately $119,000 per unit (or pro rata portion thereof). The amount to be received by any holder in the purchase offer or the merger will be reduced by any amount owed by the holder on the original purchase price of such unit. Each unit held by a holder who elects not to participate in the settlement will be converted into the right to receive a cash amount equal to the appraised value of such unit (or a pro rata portion thereof) not including any amount relating to the claims asserted in the Milkes litigation and reduced by any amount owed by the holder on the original purchase price of such unit. See "The Settlement -- The Merger," pages 21 and 22.

WHAT ARE THE PROPOSED AMENDMENTS TO THE PARTNERSHIP AGREEMENT?

     The proposed amendments to the partnership agreement would:

     (1) eliminate the provisions limiting the voting rights of the General Partner and its affiliates to permit the General Partner and its affiliates (including the Purchaser) to have full voting rights with respect to all units owned by the General Partner, the Purchaser or their affiliates;

     (2) eliminate the provision that prohibits the transfer of 50% or more of the outstanding units within a 12-month period, so that the Purchaser may acquire more than 50% of the outstanding units in the purchase offer;

     (3) revise the provision that permits unit transfers only on the first day of an accounting period, so that the transfer of units to the Purchaser pursuant to the purchase offer can occur on the designated closing date, rather than on the first day of an accounting period;

     (4) add a provision to permit distributions of cash available for distribution in accordance with the settlement agreement and revise the provisions relating to allocations of profits and losses and distributions that conflict with such provision; and

     (5) add a provision that would expressly permit the General Partner to authorize one or more third parties to appraise the market value of the hotels owned by the Partnership and the value of the units, to remove any doubt that the value of units held by limited partners who elect to "opt-out" of the settlement can be established in accordance with the terms of the settlement agreement and the merger agreement.

     See "The Settlement -- The Amendments," pages 22 through 26 for additional information regarding the proposed amendments.

WHO IS ENTITLED TO VOTE ON THE MERGER AND THE PROPOSED AMENDMENTS TO THE PARTNERSHIP AGREEMENT?

     You are entitled to vote on the merger and the proposed amendments to the partnership agreement if you owned units on __________, 2000 and have been admitted as a limited partner, except that if you are in default with respect to the original purchase price of your units, you are not entitled to vote with respect to such units. See "The Written Consents -- Record Date and Outstanding Units," page 40.

HOW DO I CONSENT TO THE MERGER AND THE PROPOSED AMENDMENTS?

     If you wish to consent to the merger and the amendments, you should complete, sign, date and return the YELLOW consent form in the enclosed envelope with pre-paid postage. Your vote on these matters is very important. Your failure to return the enclosed consent form will have the same effect as not consenting to the merger and the amendments and, therefore, will constitute a vote against the settlement. See "The Written Consents -- Voting and Revocation of Consents," pages 40 and 41.

HOW DO I REVOKE MY CONSENT?

     You may revoke your executed and returned consent form at any time prior to the expiration date by delivering to the claims administrator a signed and dated written notice stating that your consent is revoked. After the expiration date, all consents previously executed and delivered and not revoked shall become irrevocable and shall be deemed coupled with an interest. See "The Written Consents -- Voting and Revocation of Consents," pages 40 and 41.

HOW LONG DO I HAVE TO CONSENT?

     You may submit your signed consent form now. In order for your consent form to be accepted, it must be received by the claims administrator no later than 12:00 midnight, New York City time, on _____________, 2000, unless the expiration date of the purchase offer is extended, in which case the new expiration date will be the last date on which your consent form will be accepted. See "The Written Consents -- Solicitation Period," page 40.

HOW DO I OPT-OUT OF THE SETTLEMENT?

     If you do not wish to participate in the settlement, you may exclude yourself from the settlement class by submitting a written request to be excluded, or an opt-out notice, no later than the expiration date to the claims administrator. The opt-out notice must include the name of the case (Milkes), your name, address and telephone number, your social security number or taxpayer identification number, the number of units you hold and the name of the Partnership, a statement that you are requesting to be excluded from the settlement class and your signature. In addition, certain amounts will be required to be withheld from the cash payment that you will receive pursuant to the merger representing the appraised value of your units unless you complete, execute and include with your opt-out notice the Certificate of Non-Foreign Status included in the Proof of Claim. See "Federal Income Tax Considerations-- Federal Tax Withholding Applicable to Participating and Nonparticipating Unitholders" in this purchase offer and consent solicitation and Instruction 8 to the proof of claim. If you do not timely and validly submit an opt-out notice, you will be bound by all orders and judgments entered in the litigation, whether favorable or unfavorable to you. See "The Settlement -- The Merger-Rights of Unitholders Who Have Elected Not to Participate in the Settlement," pages 21 and 22.

WHAT FEDERAL INCOME TAX CONSIDERATIONS SHOULD I CONSIDER IN CONNECTION WITH THE SETTLEMENT, THE PURCHASE OFFER AND THE MERGER?

     Participating Unitholders. If you tender your units and submit the required proof of claim to the claims administrator under the terms of the purchase offer or if you do not tender your units but do not affirmatively "opt-out" of the settlement (in either case, you will be a "participating unitholder"), you very likely will be deemed to have received, solely for federal income tax purposes, either in the purchase offer or pursuant to the merger, two separate amounts on a per unit basis: (1) an amount in exchange for your units, and (2) an amount in settlement of the claims asserted in the litigation. None of the defendants in the litigation nor any of their affiliates are taking any position, for federal income tax purposes, regarding the allocation by the Participating Unitholders of the cash payment between the amount received in consideration for the units and the amount received in settlement of the claims. We cannot assure you that the allocation you choose to make will be respected by the Internal Revenue Service, and you should consult your own tax advisor concerning this allocation.

     If you are a participating unitholder, you will be treated as having made a taxable disposition of your units in the purchase offer or pursuant to the merger. If the sum of the portion of the cash payment from the Purchaser that is properly allocable to the purchase of your units (which amount will be deemed to include any amount owed by you on the original purchase price of your units) plus your share of the Partnership's nonrecourse liabilities exceeds your adjusted tax basis in your units, you will recognize gain, all of which (subject to a possible exception described below under "Federal Income Tax Considerations-- Federal Income Tax Rates Applicable to Gain from Disposition of Units by Participating and Nonparticipating Unitholders") will be treated as capital gain taxable at applicable capital gain rates (including the 25% rate applicable to your share of the "unrecaptured Section 1250 gain" of the Partnership). If you are a participating unitholder, you may offset any gain recognized from the disposition of your units with any "passive" or active losses from the Partnership or other activities.

     It is not clear how the portion of the cash payment that is properly allocable to the settlement of the claims in the litigation, including the portion of that amount attributable to your share of the legal fees and expenses paid to counsel for the class action plaintiffs, will be characterized. Generally, to the extent the complaints specified by the class action plaintiffs in their pleadings might be construed as relating to injury to capital assets, a recovery attributable to those complaints may result in the recognition of capital gain by the plaintiffs. Conversely, to the extent the class action plaintiffs' complaints might be construed as asking for compensation for lost profits or punitive damages, a recovery attributable to those complaints may result in the recognition of ordinary income by the plaintiffs. You might be required to include in income your share of the legal fees and expenses paid to counsel for the class action plaintiffs in the litigation. If you are required to include in income your share of the legal fees and expenses paid to class action plaintiff's counsel, you might be able to deduct all or a portion of the legal fee and expense payment (subject to various limitations) or otherwise reduce a portion of the gain that you would have recognized upon receiving the offer consideration from the Purchaser.

     Participating unitholders will be allocated Partnership taxable income and loss through the date that the judgment order relating to the settlement is determined to be final. Assuming that the judgment order is not appealed (other than an appeal that relates solely to counsel fees and expenses), unitholders will receive a cash distribution from the Partnership that relates only to the period prior to the date the judgment order is entered.

     Nonparticipating Unitholders. If you affirmatively "opt-out" of the settlement (so that we refer to you as a "nonparticipating unitholder"), you will be treated as having made a taxable disposition of your units pursuant to the merger, which disposition would be deemed to occur on the effective date of the merger. If the sum of the cash payment received in respect of your units (which amount will be deemed to include any amount owed by you on the original purchase price of your units) plus your share of the Partnership's nonrecourse liabilities exceeds your adjusted tax basis in your units, you will recognize gain, all of which (subject to a possible exception described below under "Federal Income Tax Considerations -- Federal Income Tax Rates Applicable to Gain from Disposition of Units by Participating and Nonparticipating Unitholders") will be treated as capital gain taxable at applicable capital gain rates (including the 25% rate applicable to your share of the "unrecaptured
Section 1250 gain" of the Partnership). As a nonparticipating unitholder, you may offset any gain recognized from the disposition of your units with any "passive" or active losses from the Partnership or other activities. Nonparticipating unitholders will be allocated Partnership taxable income and loss through the date that the judgment order relating to the settlement is determined to be final. Assuming that the judgment order is not appealed (other than an appeal that relates solely to counsel fees and expenses), you will receive a cash distribution from the Partnership that relates only to the period prior to the date the judgment order is entered.

     Federal Tax Withholding Applicable to Participating and Nonparticipating Unitholders. Even if you choose not to return the rest of the proof of claim, you should return the Certificate of Non-Foreign Status to prevent federal income tax withholding on the amounts payable to you pursuant to the settlement. See "The Settlement -- Federal Income Tax Considerations," pages 27 through 33.

WHAT WILL BE THE CONSEQUENCES TO THE PARTNERSHIP OF THE PURCHASE OFFER AND THE MERGER?

     The Joint Venture, through its subsidiaries, and, therefore, its equity owners would own 99.94% of the equity interests in the Partnership and would solely have the benefit or detriment of any change in the Partnership's value and would receive all distributions, if any, with respect to the Partnership's operations. Although the Partnership would become privately held and would no longer be subject to the reporting requirements of the Securities Exchange Act of 1934, it will be required to continue filing periodic reports with the SEC under the terms of its senior notes. See "The Settlement -- Plans for the Partnership; Certain Effects of the Purchase Offer," page 15.

TO WHOM MAY I SPEAK IF I HAVE QUESTIONS ABOUT THE PURCHASE OFFER OR THE CONSENT SOLICITATION?

     You may direct questions and requests for assistance relating to the completion of the proof of claim and the consent form to GEMISYS, Inc., (800) 955-0245. You may also obtain additional copies of this purchase offer and consent solicitation, the proof of claim, assignment and release, the consent form, and other related materials from GEMISYS, Inc. Because we or our affiliates are defendants in the lawsuit, the Purchaser, the Joint Venture, MI Investor, Marriott International and the General Partner and its affiliates are prohibited from discussing the settlement with you. You are encouraged to call David Berg or Jim Moriarty, counsel to the class action plaintiffs, if you have questions regarding the terms of the settlement. Mr. Berg's telephone number is
(713) 529-5622 and Mr. Moriarty's telephone number is (713) 528-0700.

                                 THE SETTLEMENT

Background of the Settlement

     Organization and Business of the Partnership. The Partnership is a Delaware limited partnership formed on August 31, 1987 to acquire and own 70 Courtyard by Marriott hotels (the "Hotels") and the land on which certain of the Hotels are located. The sole general partner of the Partnership, with a 5% general partner interest, is CBM Two LLC, which is jointly owned by Host Marriott, L.P., which holds the sole managing interest, and Rockledge, which holds a non-managing interest.

     On October 30, 1987, the General Partner made a capital contribution of equipment valued at $11,306,000 for its 5% general partner interest. On January 18, 1988, 1,470 Units, representing a 95% interest in the Partnership, were sold in a private placement. The offering price per Unit was $100,000. The limited partners paid $39,938,000 at the closing of the offering, representing 1,350 Units purchased on the installment basis and 120 Units paid in full. The limited partners' obligations to make the installment payments were evidenced by promissory notes payable to the Partnership and secured by their Units.

     In accordance with the terms of the Partnership Agreement, the General Partner purchased 20.5 Units from defaulting investors in 1990 and 1991. Additionally, on July 15, 1995, a limited partner assigned one Unit to the General Partner. Therefore, the General Partner currently owns a total of 21.5 Units representing a 1.39% limited partnership interest in the Partnership.

     In October 1987, the Partnership began operations and executed a purchase agreement with Marriott Corporation (the predecessor to Host Marriott Corporation) to acquire the Hotels and the land on which certain of the Hotels are located for a total price of $643.1 million. Of the total purchase price, $507.9 million was paid in cash from the proceeds of the mortgage financing and sale of the Units, $40.2 million from assumption of industrial development revenue bond financing from Marriott Corporation and $95 million from a note payable to Marriott Corporation. Twenty of the Hotels were conveyed to the Partnership in 1987, 34 Hotels in 1988, 12 Hotels in 1989 and the final four Hotels during the first half of 1990.

     Under the purchase agreement, Marriott Corporation agreed to reduce the purchase price of the Hotels by up to $9.3 million if the Hotels did not provide cash flow in excess of debt service, as defined, equivalent to $9.3 million in 1989. The required price adjustment for 1989 was $8,843,000.

     The Hotels are managed as part of the Courtyard by Marriott hotel system under a long-term management agreement with Courtyard Management Corporation (the "Manager"), currently a wholly owned subsidiary of Marriott International. For a description of certain terms of the management agreement, see "Certain Transactions with the Partnership--Management Agreement" below.

     On January 24, 1996, the Partnership completed a refinancing of its existing debt through private placements of $127.4 million of senior secured notes and $410.2 million of multi-class commercial mortgage pass-through certificates. In connection with the refinancing, the limited partners approved certain amendments to the Partnership Agreement and the management agreement. The Partnership Agreement amendments, among other things, allowed the formation of certain subsidiaries of the Partnership. As part of the refinancing, the Hotels were transferred to wholly owned subsidiaries of the Partnership and the management agreement was amended in various respects (as so amended, the "Management Agreement").

     The Abandoned 1997 Rollup Transaction. In late 1997, the Partnership and five other Marriott partnerships that own limited service hotels explored a potential transaction involving the formation of an "umbrella partnership real estate investment trust," or UPREIT, that would acquire the limited service hotels owned by the six partnerships. The transaction was intended to provide the limited partners in the six partnerships with liquidity and the opportunity to participate in a public entity with growth potential. As a result of conditions in the market for limited service hotels, the transaction was abandoned.

     The Unsuccessful Sales Effort. In mid-1998, the Partnership and five other Marriott partnerships retained Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") as their financial advisor to explore the possibility of sales of these Marriott partnerships, on a portfolio or individual basis, in an effort to provide liquidity to limited partners and help them realize the value of their investments. More than 70 prospective purchasers were contacted, and certain financial information concerning the Partnership was made available to a number of them for their review and analysis on a confidential basis. Due to the large number of Hotels in the Partnership, many prospective purchasers did not have the ability to consummate a transaction of this size. Although the Partnership did have preliminary discussions with one bidder, the Partnership and this bidder did not pursue a definitive agreement because of uncertainties regarding the future operating results of the Partnership's Hotels.

     The Litigation. The Settlement Agreement is intended to resolve lawsuits brought on behalf of limited partners in the Partnership, as well as lawsuits on behalf of partners in six other partnerships (the "Marriott Partnerships"). On June 7, 1996, certain limited partners of the Partnership filed a lawsuit, styled Whitey Ford, et al. v. Host Marriott Corporation, et al., Case No. 96-CI-08327, in the 285th Judicial District Court of Bexar County, Texas (the "Court") against Host Marriott, Marriott International, various related entities, and others (collectively, the "Courtyard II Defendants"). On January 29, 1998, two other limited partners, A.R. Milkes and D.R. Burklew, filed a petition to expand this lawsuit (the "Milkes Litigation") into a class action. On June 23, 1998, the Court entered an order certifying a class of limited partners under Texas law in the Milkes Litigation. The plaintiffs in this lawsuit alleged, among other things, that the Courtyard II Defendants committed fraud, breached fiduciary duties, and violated the provisions of various contracts.

     On March 16, 1998, limited partners in several other Marriott Partnerships filed a lawsuit, styled Robert M. Haas, Sr. and Irwin Randolph Joint Tenants, et al. v. Marriott International, Inc., et al., Case No. 98-CI-04092, in the 57th Judicial District Court of Bexar County, Texas against Marriott International, Host Marriott, various of their subsidiaries, various individuals, and Hospitality Valuation Services, Inc. (collectively, the "Haas Litigation Defendants" and, together with the Courtyard II Defendants, the "Defendants"). This lawsuit now relates to the following Marriott Partnerships: Courtyard by Marriott Limited Partnership, Marriott Residence Inn Limited Partnership, Marriott Residence Inn II Limited Partnership, Fairfield Inn by Marriott Limited Partnership, Host DSM Limited Partnership (formerly known as Desert Springs Marriott Limited Partnership) and Atlanta II Limited Partnership (formerly known as Atlanta Marriott Marquis Limited Partnership) (the "Haas Litigation" and together with the Milkes Litigation, the "Litigation"). The plaintiffs in the Haas Litigation alleged, among other things, that the defendants in that lawsuit conspired to sell hotels to those Marriott Partnerships at inflated prices and that they charged excessive management fees to manage the hotels owned by those partnerships. They also alleged that the Haas Litigation Defendants committed fraud, breached fiduciary duties, and violated the provisions of various contracts.

     The Defendants in both the Milkes Litigation and the Haas Litigation have filed answers denying the allegations and asserting various defenses, including the statutes of limitations.

     On August 17, 1999, the General Partner appointed a special litigation committee (the "Special Litigation Committee") consisting of The Honorable William H. Webster and The Honorable Charles B. Renfrew, to investigate, review, and analyze, on behalf of the Partnership, the facts and circumstances surrounding the derivative claims asserted in the Milkes Litigation and decide what action the Partnership should take with respect to such claims. The general partner of Courtyard by Marriott Limited Partnership appointed the same persons to serve as a special litigation committee to investigate the derivative claims asserted on behalf of that partnership in the Haas Litigation. The Special Litigation Committee retained separate counsel to assist in its investigation and review.

     Fees. In connection with the consummation of the Purchase Offer and the Merger, the Joint Venture will pay Merrill Lynch a fee in accordance with the terms of its engagement letter entered into in mid-1998 in connection with its sales efforts.

The Settlement Agreement

     On March 9, 2000, the Defendants, Rockledge, counsel to the class action plaintiffs, and certain other persons entered into the Settlement Agreement. Insofar as it relates to the limited partners in the Partnership, the Settlement Agreement provides for a two-step process to effectuate the Settlement, consisting of the Purchase Offer and the Merger on the terms and conditions set forth elsewhere in this Purchase Offer and Consent Solicitation.

     The Settlement Agreement provides that the Joint Venture, Host Marriott, Rockledge, and Marriott International, or their designees, will deposit the settlement funds with respect to the Milkes Litigation (an aggregate amount of $214,318,612 reduced by $147,959 for each Unit held by a Unitholder who opts-out of the Settlement and further reduced by any amounts owed by Unitholders on the original purchase price of any Units) in escrow within three business days after the Court enters a judgment order approving the Settlement Agreement. If the judgment order becomes final without an appeal (other than an appeal that relates solely to counsel fees and expenses), then the escrow agent will be authorized to make distributions within seven business days after the date on which the judgment order becomes final (such date, the "Effective Date") of an amount equal to $147,959 per Unit (or a pro rata portion thereof) in cash to limited partners who have submitted valid Proofs of Claim on or before the Effective Date. If the Court approves legal fees and expenses of approximately $29,000 per Unit to counsel to the class action plaintiffs in the Milkes Litigation ("Class Counsel"), the net amount that each holder that is a class member will receive is approximately $119,000 per unit (or a pro rata portion thereof) (the "Net Settlement Amount"). The Net Settlement Amount to be received by any holder will be reduced by any amount owed by the holder on the original purchase price of such Unit. The escrow agent will be authorized to make distributions of the Net Settlement Amount to limited partners who submit valid Proofs of Claim after the Effective Date within seven days after receipt of their Proofs of Claim. If a class action plaintiff has not submitted a valid Proof of Claim to the Claims Administrator within 90 days following the Effective Date and such plaintiff has not opted out of the Settlement, Class Counsel may execute a Proof of Claim on behalf of that limited partner. The execution of the Proof of Claim by Class Counsel on behalf of a limited partner will entitle the limited partner to receive the Net Settlement Amount for each Unit held by such limited partner and release, on behalf of such limited partner, all claims that are released, settled and discharged as part of the Settlement as provided in the Proof of Claim.

     By execution and delivery of a Proof of Claim, you will be granting a release of any and all claims, whether known or unknown, relating to the purchase and sale of Units, the operation of the Partnership or management of the Hotels, and other related matters, as set forth in greater detail in the Proof of Claim. If you do not opt-out of the settlement class, you will also be deemed to have granted such a release by virtue of the judgment order, even if you fail to execute and deliver a valid Proof of Claim. Pursuant to a Proof of Claim delivered prior to the Effective Date, you will also transfer your Units to the Purchaser, free and clear of any liens or encumbrances.

     The Courtyard II Defendants have agreed with two groups of limited partners in the Partnership that elected to opt-out of the Milkes Litigation and then intervened and were represented by separate counsel -- Palm Investors, LLC and several Equity Resource Funds (collectively, the "Intervenors") -- to pay $147,959 per Unit in the Purchase Offer pursuant to the same Settlement Agreement entered into with Class Counsel. Those investors have agreed to grant releases to the Courtyard II Defendants as provided in the Proofs of Claim and to pay their own counsel fees and expenses. The Intervenors have agreed to exercise their best efforts to accomplish the terms and conditions of the Settlement Agreement and accordingly are expected to tender their Units in the Purchase Offer and to vote in favor of the Merger and the Amendments. Insiders who own Units also are not members of the plaintiff class in the Milkes Litigation. They will receive $147,959 per Unit tendered in the Purchase Offer. If any of the persons discussed in this paragraph who are not members of the plaintiff class in the Milkes Litigation do not tender their Units prior to the Expiration Date, their Units will be converted in the Merger in the same manner as Units held by other participating Unitholders in the Merger.

     If you or any other plaintiffs file an appeal of the judgment order (other than an appeal that relates solely to counsel fees and expenses), the escrow agent will return the settlement fund, with interest, to the Joint Venture, Host Marriott, Rockledge, and Marriott International, or their designees, within two days after receiving documentation of the event. If an order of an appellate court affirming the judgment order subsequently becomes final, then the Joint Venture, Host Marriott, Rockledge, and Marriott International, or their designees, will return the settlement fund to the escrow agent within three business days thereafter, without interest.

     The Settlement Agreement provides that the limited partners in the Partnership will continue to own their respective Units until the judgment order becomes final. The General Partner will cause the Partnership to make distributions of Cash Available for Distribution (as defined in the Partnership Agreement) for the period until the judgment order is entered. Following entry of the judgment order, and until the judgment order becomes final, assuming there is no appeal, no additional distribution of Cash Available for Distribution will be made, but the limited partners will be entitled to receive interest accumulated on the settlement fund, less administrative expenses. If an appeal is filed, the General Partner will cause the Partnership to make distributions of Cash Available for Distribution for the period until the judgment order becomes final.

     There may be a delay in such distribution to the extent the judgment order becomes final in the middle of an accounting period or the General Partner is otherwise unable to finally determine the amount of the distribution prior to the judgment order becoming final.

Position of the General Partner, the Purchaser, the Joint Venture, Marriott International, MI Investor and Rockledge Regarding the Purchase Offer

     The terms of the Purchase Offer and the Merger (as well as all of the other terms of the Settlement Agreement) were established through negotiations between and among the plaintiffs, the Defendants, Rockledge and their counsel. None of the Joint Venture, the Purchaser, Marriott International, MI Investor, Rockledge or the General Partner makes any recommendation with respect to the Purchase Offer, the Merger, the Amendments, or the other terms of the Settlement Agreement.

     The General Partner is a Defendant. Accordingly, the General Partner makes no recommendation to any Unitholder whether to tender or to refrain from tendering his or her Units. YOU MUST EACH MAKE YOUR OWN DECISION WHETHER OR NOT TO TENDER AND WHETHER OR NOT TO CONSENT TO THE MERGER AND THE AMENDMENTS.

Recommendation of the Special Litigation Committee and Counsel to the Class Action Plaintiffs

     The Special Litigation Committee engaged the law firm of Milbank, Tweed, Hadley & McCloy LLP to act as counsel and assist in the investigation. The Special Litigation Committee also retained the law firm of Bouchard Margules Friedlander & Maloney Huss to advise on matters of Delaware law and Jackson & Walker LLP to advise on matters of Texas law. In addition to these three law firms, the Special Litigation Committee retained experts to assist in analyzing the claims. After extensive analysis of the factual and legal issues, the Special Litigation Committee concluded that the proposed settlement is fair and reasonable because
(1) it fairly reflects the substantial risks of litigation to the Partnership and its limited partners and (2) it fairly accounts for the inherent value of the Units based upon market-tested offers to purchase the Partnership obtained by the Partnership's financial advisor in the summer of 1999.

     In addition, counsel to the class action plaintiffs have recommended to their clients that they tender their Units in the Purchase Offer and consent to the Merger and the Amendments.

Purpose and Structure of the Purchase Offer; Merger and Amendments

     The purpose of the Purchase Offer and the Merger is to fulfill the obligations of Marriott International, Host Marriott and Rockledge under the Settlement Agreement. See "The Settlement Agreement." The acquisition of the Units has been structured as a cash purchase offer followed by a merger in order to ensure that all of the Units are acquired, to permit different consideration for Unitholders that participate in the Settlement and Unitholders that elect to opt-out of the Settlement, and to provide for a majority vote on the Amendments.

     The Settlement Agreement and the Merger Agreement provide that, if the judgment order approving the Settlement becomes final, Unitholders who fail to tender their Units, other than Unitholders who opt-out of the Settlement, will receive the same consideration in the Merger as Unitholders whose Units are purchased in the Purchase Offer. If the judgment order approving the Settlement becomes final, each holder of Units who has opted out of the Settlement will be entitled to receive a cash amount per Unit determined through an appraisal process set forth in the Settlement Agreement and the Merger Agreement, but such appraisal amount will not include any amount for the value of the claims that were asserted in the Milkes Litigation.

Conditions of the Purchase Offer and the Merger

     Notwithstanding any other provisions of the Purchase Offer and Consent Solicitation, the Purchaser is not obligated to accept for payment, purchase or pay for, subject to Rule 14e-1(c) under the Securities Exchange Act of 1934, any Units tendered, or to consummate the Merger, unless the following conditions are satisfied:

(1) the order of the Court approving the terms of the Settlement and the dismissal of the Litigation shall have become final (other than by reason of an appeal relating solely to counsel fees and expenses),

(2) not more than ten percent of the Units (other than Units held by Insiders) shall be held by holders who have elected not to participate in the Settlement,

(3) not more than ten percent of the units of limited partnership interests in each of the other six Marriott Partnerships (other than units held by Insiders) shall be held by holders who have elected not to participate in the Settlement,

(4) holders of a majority of the outstanding Units (other than the General Partner or its affiliates) shall have submitted valid written consents to the Merger and the Amendments, and

(5) holders of a majority of the outstanding units of limited partnership interests in Courtyard by Marriott Limited Partnership (other than its general partner and affiliates of its general partner) shall have submitted valid written consents to its merger and the proposed amendments to its partnership agreement.

       The conditions set forth in (2) and (3) above are for the sole benefit of the Purchaser and may be asserted by the Purchaser regardless of the circumstances giving rise to these conditions and may be waived by the Purchaser in writing, in whole or in part, at any time and from time to time, in its sole discretion. The failure by the Purchaser at any time to exercise this right will not be deemed a waiver of such right and this right will be deemed an ongoing right which may be asserted at any time and from time to time until the Expiration Date.

Plans for the Partnership; Certain Effects of the Purchase Offer

     The Purchaser, the Joint Venture, Marriott International, MI Investor and Rockledge currently intend that, upon consummation of the Purchase Offer and the Merger, the Partnership will continue its business and operations, substantially as, and in such places as, they are currently being conducted. Except as set forth in this Purchase Offer and Consent Solicitation, the Purchaser has no present plans or proposals regardless of the outcome of the Purchase Offer that would result in an extraordinary transaction, such as a merger, reorganization, liquidation, or sale or transfer of a material amount of assets, involving the Partnership or its subsidiaries, or any material changes in the Partnership capitalization, distribution policy, structure or business. Following the Merger, the Partnership will be 99.94% owned indirectly by the Joint Venture and, therefore, by the Joint Venture's equity owners, MI Investor and Rockledge (through wholly owned subsidiaries). The other .06% of the Partnership will be owned by Host Marriott, L.P. In addition, subject to contractual obligations to third parties, Rockledge (through wholly owned subsidiaries) and MI Investor intend to make certain changes to the arrangements under which the Manager provides management services to the subsidiaries of the Partnership that own the Hotels to make such arrangements more consistent with arrangements that the Manager and its affiliates currently have with other properties in which Rockledge and Host Marriott have an interest. See "--Certain Transactions with the Partnership." In addition, following consummation of the Purchaser Offer and the Merger, the Partnership will be required, under the terms of its senior notes, to make an offer to purchase all outstanding senior notes as a result of a change of control of the Partnership.

     The Units currently are registered under the Exchange Act, and the Partnership currently is subject to the periodic reporting requirements of that Act. Following the consummation of the Purchase Offer and the Merger, the Partnership will become privately held directly and indirectly by Marriott International and Rockledge through the Joint Venture and its subsidiaries. Under the terms of its senior notes, the Partnership will be required to continue filing periodic reports with the SEC, although it will not be required to do so under the Exchange Act.

     Following consummation of the Purchase Offer and the Merger, you will have no further opportunity to participate in the benefit of increases, if any, in the value of the Partnership's business and properties or to receive future distributions, if any, in respect of the Partnership's operations.

Certain Information Concerning the Partnership

     Business Description. The Partnership is a Delaware limited partnership with its principal offices located at 10400 Fernwood Road, Bethesda, Maryland 20817. The Partnership was formed on August 31, 1987 to acquire and own the Hotels and the respective fee or leasehold interests in the land on which the Hotels are located. The Hotels are located in 29 states and contained a total of 10,331 guest rooms as of December 31, 1999. The Partnership is engaged solely in the business of owning and operating hotels. The Hotels are operated as part of the Courtyard by Marriott system, which includes over 471 hotels worldwide in the moderately-priced segment of the lodging industry. The Hotels are managed by the Manager, a wholly owned subsidiary of Marriott International, under the Management Agreement. See "--Certain Transactions with the Partnership."

     The Partnership has no directors or officers. The business policymaking functions of the Partnership are carried out through the managers and executive officers of the General Partner. The name, business address, principal occupation, five-year employment history, and citizenship of the managers and executive officers of the General Partner are set forth in Schedule II to this Purchase Offer and Consent Solicitation.

     Except as otherwise described in this Purchase Offer and Consent Solicitation, neither the Partnership nor any of its affiliates nor, to the best of the Partnership's knowledge, any of the persons listed in Schedule II hereto, nor any associate or majority-owned subsidiary of any of the foregoing, beneficially owns or has a right to acquire any Units. Except as otherwise described in this Purchase Offer and Consent Solicitation, neither the Partnership nor any of its affiliates nor, to the best of the Partnership's knowledge, any of the persons or entities referred to above, nor any director, executive officer or subsidiary of the Partnership, has effected any transaction in such Units during the past 60 days.

     Except as described in this Purchase Offer and Consent Solicitation, neither the Partnership nor any of its affiliates nor, to the best of the Partnership's knowledge, any of the persons listed on Schedule II hereto, has any contract, arrangement, understanding or relationship with another person with respect to any securities of the Partnership, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or voting of such securities, joint ventures, loan or option arrangements, puts or calls, guarantees or loans, guarantees against loss or the giving or withholding of proxies.

     The Partnership is currently subject to the information and reporting requirements of the Exchange Act and, as a result, is required to file reports and other information with the SEC relating to its business, financial condition and other matters. Certain information, as of particular dates, concerning the Partnership, the General Partner's managers and executive officers, the principal holders of the Partnership's securities, any material interests of these persons in transactions with the Partnership and other matters is required to be disclosed in reports filed with the SEC. Such reports and other information can be inspected and copied at the public reference facilities maintained by the SEC in Washington, D.C., New York, New York and Chicago, Illinois. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. The Partnership's filings are also available to the public on the SEC's Internet site (http://www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

Certain Information Concerning the Purchaser, the Joint Venture, Marriott International, MI Investor and Rockledge

     The Purchaser. The Purchaser, a Delaware limited liability company and a wholly owned subsidiary of the Joint Venture, was formed on April 19, 2000, for the purpose of acquiring the Units pursuant to the Purchase Offer, and has engaged in no activities to date, other than those incidental to its organizing as an entity and making the Purchase Offer. Because the Purchaser is newly formed and has minimal assets and capitalization, no meaningful financial information with respect to the Purchaser is available. Similarly, because the Purchaser has yet to establish an office, it should be contacted through either MI Investor or Rockledge at the address and telephone numbers shown below.

     The Joint Venture. The Joint Venture, a Delaware limited liability company, is owned 50% by Marriott International, through MI Investor, and 50% by Rockledge. The Joint Venture was formed by MI Investor and Rockledge on April 19, 2000 in order to effectuate the terms of the Settlement Agreement and has engaged in no activities to date, other than those incidental to its organization and satisfying the terms of the Settlement Agreement. Because the Joint Venture has yet to establish an office, it should be contacted through either MI Investor or Rockledge at the address and telephone numbers shown below.

     MI Investor. MI Investor, a Delaware limited liability company, is a wholly owned indirect subsidiary of Marriott International. MI Investor was formed on April 13, 2000, for the purpose of investing in the Joint Venture, and has engaged in no activities to date, other than those incidental to its organization and the formation of the Joint Venture. The principal office of MI Investor is located at 10400 Fernwood Road, Bethesda, Maryland 20817 and its telephone number is (301) 380-3000.

     Marriott International. Marriott International, a Delaware corporation, was incorporated on September 19, 1997 and became a public company when it was spun off as a separate entity by the company formerly named "Marriott International, Inc." (now known as Sodexho Marriott Services, Inc.) on March 27, 1998. Marriott International is a worldwide operator and franchisor of hotels and related lodging facilities, an operator of senior living communities, and a provider of distribution services. Its operations are grouped in three business segments, lodging, senior living services and distribution services, which represented 81, six, and 13 percent, respectively, of total sales in the fiscal year ended December 31, 1999. The principal office of Marriott International is located at 10400 Fernwood Road, Bethesda, Maryland 20817 and its telephone number is (301) 380-3000.

     Rockledge. Rockledge, a Delaware corporation, was formed in connection with Host Marriott's efforts to reorganize its business operations to qualify as a "real estate investment trust," or REIT, for federal income tax purposes. Rockledge was formed to own various assets through a contribution of approximately $264 million from Host Marriott to its operating partnership, the direct ownership of which by Host Marriott or its operating partnership could jeopardize Host Marriott's status as a REIT. These assets primarily consist of partnership or other interests in hotels which are not leased and certain furniture, fixtures and equipment used in the hotels. In exchange for the contribution of these assets, the operating partnership received only non-voting common stock, representing 95% of the total economic interests therein. The Host Marriott Statutory Employee/Charitable Trust, the beneficiaries of which are certain employees of Host Marriott, L.P., concurrently acquired all of the voting common stock representing the remaining 5% of the total economic interest. The principal office of Rockledge is 10400 Fernwood Road, Bethesda, Maryland 20817 and its telephone number is (301) 380-9000.

     The name, business address, present principal occupation, five-year employment history and citizenship of each of the directors and executive officers of the Purchaser, the Joint Venture, Marriott International, MI Investor and Rockledge are set forth in Schedule I hereto.

     Except as set forth in this Purchase Offer and Consent Solicitation and in
Schedule I, neither the Joint Venture, the Purchaser, Marriott International, MI Investor or Rockledge, nor any person controlling the Joint Venture, the Purchaser, Marriott International, MI Investor or Rockledge, nor, to the best knowledge of the Joint Venture, the Purchaser, Marriott International, MI Investor or Rockledge, any of the persons listed in Schedule I or any associate or majority-owned subsidiary of any of the foregoing, beneficially owns or has a right to acquire any Units or has effected any transactions in the Units during the past 60 days. Except as described in this Purchase Offer and Consent Solicitation, neither the Joint Venture, the Purchaser, Marriott International, MI Investor or Rockledge, nor any of their affiliates nor, to the knowledge of the Joint Venture, the Purchaser, Marriott International, MI Investor or Rockledge, any of the persons listed on Schedule I hereto, has any contract, arrangement, understanding or relationship with another person with respect to any securities of the Partnership, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or voting of such securities, joint ventures, loan or option arrangements, puts or calls, guarantees or loans, guarantees against loss or the giving or withholding of proxies, consents, or authorizations. Except as described in this Purchase Offer and Consent Solicitation, neither the Joint Venture, the Purchaser, Marriott International, MI Investor or Rockledge, nor any of their affiliates nor, to the knowledge of the Joint Venture, the Purchaser, Marriott International, MI Investor or Rockledge, any of the persons listed on Schedule I hereto, has since January 1, 1998 engaged in any business relationship or transaction with the Partnership or any of its affiliates that would require disclosure herein under the rules and regulations of the SEC applicable to the Purchase Offer. Except as described in this Purchase Offer and Consent Solicitation, there have been no contacts, negotiations or transactions since January 1, 1998 between the Purchaser, the Joint Venture, Marriott International, MI Investor or Rockledge, and their respective affiliates or any of the persons listed on Schedule I hereto, on the one hand, and the Partnership or its affiliates on the other hand, concerning a merger, consolidation, acquisition, tender offer or other acquisition of securities, election of directors or sale or other transfer of a material amount of assets of the Partnership.

     Marriott International is subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, files reports and other information with the SEC relating to its business, financial condition and other matters. Certain information, as of particular dates, concerning Marriott International's directors and officers, the principal holders of Marriott International's securities, any material interests of these persons in transactions with Marriott International and other matters is required to be disclosed in proxy statements distributed to Marriott International's stockholders and filed with the SEC. Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the SEC in Washington, D.C., New York, New York and Chicago, Illinois. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Marriott International's filings are also available to the public on the SEC's Internet site (http://www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such information should also be available for inspection at the New York Stock Exchange at 20 Broad Street, New York, NY 10005.

Source and Amount of Funds

     The total amount of funds required to purchase the Units in the Purchase Offer and to consummate the Merger will be up to approximately $214.3 million, depending upon the number of Units held by limited partners who elect to opt-out of the class and the appraised value determined for those Units under the Merger Agreement. The Purchaser will obtain the necessary funds, indirectly, from Marriott International, and from Rockledge, which will obtain funds from the operating partnership of Host Marriott through a loan or capital contribution. MI Investor and Rockledge will provide a portion of the funds for the Purchase Offer and the Merger by equity contributions to the Joint Venture, and a subsidiary of Marriott International will provide a portion of the funds through a loan. There is no financing contingency to consummation of the Purchase Offer and the Merger. Host Marriott and Marriott International have guaranteed the obligations of the Courtyard II Defendants and Rockledge to provide the funds necessary to fund payments under the Settlement Agreement, if the judgment order becomes final.

     The Joint Venture, Marriott International, Host Marriott, and Rockledge will be responsible for payment of expenses of the Purchase Offer and the Merger. See "Other Matters - Fees and Expenses."

Certain Transactions with the Partnership

     The following paragraphs describe certain transactions between the Partnership, on the one hand, and Host Marriott, Rockledge, Marriott International, and certain affiliates and related persons, on the other hand.

     Management Agreement. The Hotels owned by the Partnership's subsidiaries are managed by the Manager, a wholly owned subsidiary of Marriott International, under two management agreements (collectively, the "Management Agreement"). The following paragraphs summarize the principal provisions of the Management Agreement.

     The Management Agreement has an initial term expiring in 2013. The Manager may renew the term, as to one or more of the Hotels, at its option, for up to three successive terms of 10 years each and one final term of five years. The Partnership may terminate the Management Agreement if, during any three consecutive years after 1992, specified minimum operating results are not achieved. However, the Manager may prevent termination by paying to the Partnership the amount by which the minimum operating results were not achieved. Upon the sale of a Hotel, the Management Agreement may be terminated with respect to that Hotel with payment of a termination fee. Prior to December 31, 2007, a maximum of 20 Hotels may be sold free and clear of the Management Agreement with payment of the termination fee. The termination fee is calculated by the Manager as the net present value of reasonably anticipated future incentive management fees.

     The Management Agreement provides for annual payments of (1) the base management fee equal to 3.5% of gross revenues from the Hotels, (2) the Courtyard management fee equal to 2.5% of gross revenues from the Hotels, and (3) the incentive management fee equal to 15% of operating profit subject to certain limitations based on available cash flow, as defined therein.

     Payment of one percentage point of the Courtyard management fee, all incentive fees, and certain other deferred management fees is subordinated to payment of debt service on the Partnership's senior notes and mortgage loan. Deferred management fees accrue without interest, and will be payable out of 50% of available cash flow available after payment of certain priority amounts.
Upon termination of the Management Agreement as to all the Hotels, any remaining deferred management fees will not be payable. During 1999 and 1998, the Partnership reported payment of $609,000 and $415,000, respectively, of deferred incentive management fees. The Partnership also reported deferred incentive management fees of $3,560,000 and $4,169,000 as of December 31, 1999 and 1998, respectively; deferred Courtyard management fees totaling $22,341,000 as of December 31, 1999 and 1998; and deferred base management fees totaling $7,904,000 as of December 31, 1999 and 1998.

     The Management Agreement requires that the owner of the Hotels maintain a repairs and equipment reserve for the Hotels. The funding of this reserve is based on a percentage of annual gross Hotel revenues. The contribution to the property improvement fund currently is 5% for all Hotels and may be increased, at the option of the Manager, to 6% of gross Hotel revenues in fiscal year 2001.

     Following the Merger, the Partnership will be owned, directly and indirectly, by Marriott International, Rockledge and Host Marriott. See "The Settlement -- Plans for the Partnership; Certain Effects of the Purchase Offer." Subject to contractual obligations to third parties, Rockledge and MI Investor intend to make certain changes to the arrangements under which the Manager provides management services to the subsidiaries of the Partnership that own the Hotels to make such arrangements more consistent with arrangements that the Manager and its affiliates currently have with other properties in which Rockledge and Host Marriott have an interest. These changes include eliminating the ability of the Management Agreement to be terminated with respect to a Hotel upon the sale of such Hotel by payment of a termination fee, decreasing the amount to which the incentive fee would increase under certain circumstances and increasing annual contributions to the repairs and equipment reserve.

     The following table sets forth the Partnership's reported breakdown of amounts paid to Marriott International and affiliates under the Management Agreement for the years ended December 31, 1999 and 1998:

                                                                                1999           1998
                                                                           -------------  -------------
                                                                                   (in thousands)
Incentive management fees..............................................        $13,322        $12,895
Chain services and MRP allocations.....................................         14,550         13,755
Base management fees...................................................         10,254          9,949
Courtyard management fees..............................................          7,325          7,106
Deferred incentive management fees.....................................            609            415
                                                                               -------        -------
                                                                               $46,060        $44,120
                                                                               =======        =======

      Ground Leases. The land on which 53 of the Hotels are located is leased from affiliates of Marriott International. The ground leases have remaining terms (including all renewal options) expiring in 2068. The ground leases with affiliates of Marriott International provide for rent based on specific percentages (from 3% to 8%) of certain revenue categories subject to minimum amounts. The minimum rentals are adjusted at various anniversary dates throughout the lease terms, as defined in the agreements.

     In connection with the refinancing, the ground lessors agreed to defer receipt of their ground lease payments to the extent that the Partnership or its subsidiaries have insufficient funds for debt service payments on the Partnership's senior notes and mortgage loan.

     The Partnership reported total rent expense on ground leases paid to Marriott International and its subsidiaries of $11,282,000 for 1999 and $10,991,000 for 1998.

     Payments to Host Marriott and Subsidiaries. The following sets forth amounts paid by the Partnership to Host Marriott and its subsidiaries for the years ended December 31, 1999 and 1998.

                                                                                 1999           1998
                                                                            -------------  -------------
                                                                                    (in thousands)
Administrative expenses reimbursed.....................................          $ 179          $ 274
Cash distributions (as a limited partner)..............................            129            148
                                                                                 -----          -----
                                                                                 $ 308          $ 422
                                                                                 =====          =====

Security Ownership of Certain Beneficial Owners and Management

     As of December 31, 1999, Equity Resource Group owned 6.91% of the 1,470 Units outstanding. No other person owned of record, or to the Partnership's knowledge owned beneficially, more than 5% of the total number of limited partnership Units. The General Partner owns a total of 21.5 Units representing a 1.39% limited partnership interest in the Partnership.

     The executive officers and managers of the General Partner, Rockledge, Marriott International and their respective affiliates do not own any Units.

     In connection with the Settlement Agreement, the Purchaser intends to acquire all of the outstanding Units. The Purchaser is a subsidiary of a joint venture between Rockledge and Marriott International.

Regulatory Matters

     General. The Purchaser is not aware of any license or regulatory permit that appears to be material to the business of the Partnership that might be adversely affected by the Purchaser's acquisition of Units as contemplated herein, the Merger or the other provisions of the Settlement Agreement.

     Based upon an examination of available information relating to the businesses in which the Partnership is engaged, the Purchaser, the Joint Venture, Marriott International, MI Investor and Rockledge believe that the acquisition of Units pursuant to the Purchase Offer or the Merger would not violate the antitrust laws. The Purchaser, the Joint Venture, Marriott International, MI Investor and Rockledge believe that retention of all of the operations of the Partnership should be permitted under the antitrust laws. Nevertheless, no one can assure you that a challenge to the Purchase Offer on antitrust grounds will not be made or, if such challenge is made, what the result will be.

     Except as set forth in this section entitled "Regulatory Matters," the Purchaser is not aware of any filings, approvals or other action by any federal or state governmental administrative or regulatory authority that would be required for the acquisition of Units by the Purchaser as contemplated herein or the Merger. Should any such other approval or action be required, it is currently contemplated that such approval or other action would be sought. We cannot assure you that any such additional approval or other action, if needed, would be obtained without substantial conditions or that adverse consequences might not result to the Partnership's business in the event that such other approvals were not obtained or such other actions were not taken.

The Merger

     Pursuant to the Settlement Agreement, and in accordance with the provisions of Section 17-211 of the Delaware Revised Uniform Limited Partnership Act (the "Partnership Act"), the Partnership, the Joint Venture and CBM II Acquisition L.P., a Delaware limited partnership ("Merger Sub"), have entered into the Merger Agreement. The following summary of certain provisions of the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement. The following summary may not contain all the information that is important to you.

     The Merger Agreement provides that Merger Sub will be merged with and into the Partnership, with the holders of partnership interests in the Partnership receiving cash in specified amounts (except that the Units held by the General Partner and the Units held by the Purchaser will remain outstanding and will be unaffected by the Merger), and the General Partner and the Purchaser will become the only partners in the Partnership. The Partnership will be the surviving entity in the Merger and Merger Sub will cease to exist. The Partnership will continue its existence as a limited partnership under the laws of the State of Delaware, and its name shall continue to be "Courtyard by Marriott II Limited Partnership."

     Effects of Merger

     The Merger will have the effects set forth in the Partnership Act. The sole General Partner of the Partnership following the Merger will continue to be CBM Two LLC, until it withdraws or is removed in accordance with the Partnership Agreement, as amended, and the General Partner and the Purchaser will be the only limited partners of the Partnership following the Merger. Assuming the Unitholders consent to the Merger and the Amendments and the other conditions to the Purchase Offer and the Merger are satisfied, the Partnership Agreement will be amended as soon as practicable following the Expiration Date, but in any event prior to the consummation of the Purchase Offer to give effect to the Amendments. The Partnership Agreement will be amended and restated as soon as practicable after the Merger to reflect the acquisition of the Units by the Purchaser and other changes in accordance with the terms and conditions thereof and applicable Delaware law.

     Exchange and Conversion of Partnership Interests

     In connection with the Merger: (1) the partnership interests in the Merger Sub will be converted into Units and (2) each Unit held by a Unitholder (other than the Purchaser or the General Partner) who has not delivered a Proof of Claim prior to the Expiration Date and who has not elected to opt-out of the Settlement will be converted into the right to receive cash in an amount equal to the Net Settlement Amount. The Net Settlement Amount to be received by any holder who has not elected to opt-out of the Settlement will be reduced by any amount owed by the holder on the original purchase price of such Unit.

     Rights of Unitholders Who Have Elected Not to Participate in the Settlement

If you elect not to participate in the Settlement by timely delivering an opt-out notice to Gemisys, Inc., which has been retained by counsel to the class action plaintiffs as claims administrator (the "Claims Administrator") as described herein, your Units will be converted in the Merger into the right to receive cash in an amount equal to the value of such Units, determined in the following manner. Two independent, nationally recognized hotel valuation firms ________________________ and ________________________, which have been selected in consultation with Class Counsel and will be approved by the Court (or, if the Court does not approve such firms, such substitutes as may be approved by the Court), will appraise the market value of the Hotels as of the Effective Date, which appraisals will be completed within 60 days after the effective time of the Merger and set forth in a report certified by a MAI appraiser as having been prepared in accordance with the requirements of the Standards of Professional Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation (which may be based on site visits to 10 or more Hotels and a limited scope review deemed appropriate by such appraisal firm). The appraised value of your Units in the Merger will be an amount that you would receive if the entire equity interest in the Partnership were sold for an amount equal to (i) the average of the appraised values determined by the two appraisers plus (or minus) (ii) the net working capital of the Partnership (to the extent not distributed to the partners) minus (iii) the aggregate amount of indebtedness of the Partnership and its subsidiaries minus
(iv) the fair value of deferred management fees accrued under the Management Agreement minus (v) the amount of any commitments for owner funded capital expenditures and the estimated cost of any deferred maintenance with respect to the Partnership's properties, and the proceeds of such sale were then distributed among the partners of the Partnership in the same manner as liquidation proceeds in accordance with the terms of the Partnership Agreement.

         In the fall of 1999, in connection with the Partnership's effort to sell the Hotels, the Partnership received a preliminary nonbinding proposal from an unaffiliated third party to acquire all of the equity of the Partnership at a price equivalent to approximately $64,000 per Unit. The proposal was based on a methodology of adjustments similar to the methodology described in the immediately preceding paragraph. The appraised value of Units payable in the Merger to persons who opt-out of the Settlement may be more or less than $64,000 per Unit, depending upon the market values of the Hotels determined by the independent appraisers and the actual amount of the foregoing adjustments at the time of the Merger, which may differ materially from the amounts on which the 1999 acquisition proposal was based.

         If you opt-out of the settlement class and elect not to participate in the Settlement, the amount you will receive in the Merger will not include any amount with respect to any claims asserted against the Defendants and will be reduced by any amount owed on the original purchase price of your Units.

The Amendments

     The proposed amendments to the Partnership Agreement are discussed below. Capitalized terms used herein but not defined have the meanings set forth in the Partnership Agreement.

     1. Amendments to Voting Provisions. The Partnership Agreement contains various provisions that inhibit the ability of the General Partner and its affiliates to vote Units beneficially owned by them. In the event the Purchase Offer is consummated and such parties become the owners of a majority of the outstanding Units, such parties believe it would be appropriate to amend the voting provisions of the Partnership Agreement to provide such parties with the voting rights described below. The proposed Amendments would affect provisions of the Partnership Agreement that (1) impose restrictions on voting, and (2) establish certain voting standards.

     Section 10.01.G of the Partnership Agreement currently provides that the General Partner or its Affiliates are not entitled to any voting, determinative or consensual rights with respect to any Units owned or controlled by them and such Units held by the General Partner or its Affiliates are not taken into account in determining the presence or absence of a quorum. Under the current definition of "Consent" in Section 1.01 of the Partnership Agreement, if the General Partner or any of its Affiliates purchases any Units, it shall not have any voting rights with respect to such Units. The proposed Amendments would delete or revise as appropriate the provisions limiting the voting of the General Partner and its Affiliates to permit the General Partner and its Affiliates to have full voting rights with respect to all Units owned by the General Partner or its Affiliates on all matters affecting the Partnership in the same manner as other holders are entitled.

     Purpose and Effect of the Amendments. This change has been proposed because, absent the proposed amendments, in the unlikely event that some action needs to be taken between the time the Purchase Offer is consummated and the time the Merger is effective, the General Partner and its Affiliates would not be permitted to vote such Units even if they held a significant portion of the outstanding Units. The proposed voting amendments would allow the General Partner and its Affiliates to have full voting rights during the interim period. In addition, in the absence of the proposed amendments, after the Merger, the Purchaser, as an Affiliate of the General Partner, will not be allowed to vote its Units on items presented to the limited partners for their approval, including amendments to the Partnership Agreement.

     Text of the Amendments. Section 10.01.G of the Partnership Agreement, which currently reads as follows, would be deleted in its entirety.

     If any Consents,determinations or votes of Limited Partners, with or without a meeting, are to be requested, made or taken, the General Partner or any of its Affiliates (other than officers, directors or employees of the General Partner or any of its Affiliates) shall not be entitled to any voting, determinative or consensual rights with respect to any Interests owned or controlled by any of them nor shall any Interests be taken into account in determining the presence or absence of a quorum.

     Section 1.01 of the Partnership Agreement, which defines "Consent," would be revised by the Amendments to delete the strike through language as set forth below:

               "Consent" means either (a) the approval given by vote at a meeting called and held in accordance with the provisions of Section 10.01, or (b) a prior written approval required or permitted to be given pursuant to this Agreement or the act granting such approval, as the context may require. Unless otherwise specified, Consent of the Limited Partners shall mean Consent of a majority in interest of the Limited Partners entitled to vote. However, if the General Partner or any Affiliate of the General Partner (other than officers, directors or employees of the General Partner or its Affiliates) purchases any Units, it shall have no voting rights with respect to such Units.

     2. Elimination of Fifty Percent Transfer Restriction. Section 7.01.B of the Partnership Agreement effectively prohibits the transfer of 50% or more of the outstanding Units within a 12-month period. The proposed Amendment would eliminate this restriction on the transfer of Units.

     Purpose and Effect of the Amendment. Under Section 708 of the Internal Revenue Code of 1986, as amended (the "Code"), a partnership is considered to "terminate" for federal income tax purposes if 50% or more of the interests in profits and capital are sold within a 12-month period (a "Section 708 Termination"). The Partnership Agreement, as currently written, prohibits any assignment of Units that would result in a Section 708 Termination. Thus, the Partnership Agreement, when read in conjunction with Section 708, permits the transfer of up to, but not including, 50% of the total number of outstanding Units in any consecutive 12-month period. The Purchase Offer and the Merger would result in a transfer of all of the outstanding Units (except the 21.5 Units owned by the General Partner). Accordingly, the General Partner is proposing, at the request of the Joint Venture and the Purchaser, the deletion of Section 7.01.B from the Partnership Agreement to facilitate consummation of the Purchase Offer and the Merger.

     Text of the Amendment. Section 7.01.B of the Partnership Agreement, which currently reads as follows, would be deleted entirely by the Amendment:

               No assignment of any Interest may be made if the assignment is pursuant to a sale or exchange of the Interest and if the Interest sought to be assigned, when added to the total of all other Interests assigned within a period of 12 consecutive months prior thereto, would, in the opinion of legal counsel for the Partnership, result in the Partnership being deemed to have been terminated within the meaning of section 708 of the Code. The General Partner shall give Notification to all Limited Partners in the event that sales or exchanges should be suspended for such reason. Any deferred sales or exchanges shall be made (in chronological order to the extent practicable) as of the first day of an Accounting Period after the end of any such 12 month period, subject to the provisions of this Article Seven.

     3. Revision of Restriction on Timing of Transfers. Section 7.01.A of the Partnership Agreement permits the assignment of Units only on the first day of an Accounting Period. The Amendment to Section 7.01.A would eliminate this restriction for the transfer of Units to the Purchaser pursuant to the Purchase Offer, and would exempt the Purchaser from this restriction for any subsequent transfer of Units to another entity.

     Purpose and Effect of the Amendment. Section 7.01A of the Partnership Agreement permits the assignment of Units only on the first day of each Accounting Period. Without amending the Partnership Agreement to permit the waiver of this requirement, the closing date for the Purchase Offer would have to fall on the first day of an Accounting Period, rather than an earlier or later date that otherwise would be chosen as the closing date. Accordingly, the General Partner has proposed, at the request of the Joint Venture and the Purchaser, the inclusion in Section 7.01.A of a provision that would eliminate the Section 7.01.A transfer restrictions for Units transferred pursuant to the

Purchase Offer. This change would permit the transfer of such Units and the closing of the Purchase Offer to occur on the earliest date practicable following the expiration of the Purchase Offer, and in any event, on such date as is necessary to facilitate the orderly consummation of the Purchase Offer. The General Partner also has proposed, at the request of the Joint Venture and the Purchaser, that Unitholders exempt the Purchaser from this restriction for all subsequent assignments of its Units to any other entity in order to provide the Purchaser with the flexibility to transfer its Units on such date that may be necessary to facilitate the transfer. Because such transfers would occur in isolated transactions, the General Partner does not believe that, as a result of such transfers, the Partnership would be treated as an association taxable as a corporation under Section 7704 of the Code.

     Text of the Amendment. Section 7.01.A of the Partnership Agreement would be revised to add the underlined language set forth below:

          No assignment of any Interest may be made other than on the first day of an Accounting Period, provided, however, that this restriction on the timing of assignment shall not apply to (i) any transfer of Units by Limited Partners to CBM II Holdings LLC or (ii) any subsequent assignment of any Units by CBM II Holdings LLC.

     4. Amendments to Provisions Relating to Allocations of Profits and Losses and Distributions of Cash. Section 4.05 of the Partnership Agreement provides that net profits, gains, net losses or losses attributable to Units that are transferred during the taxable year shall be allocated between the transferor and transferee according to the number of accounting periods in such taxable year that each owned the Units. If Units are transferred on a date other than the first day of an accounting period, in violation of the transfer restriction imposed by Section 7.01.A of the Partnership Agreement (discussed above under "- -Revision of Restriction on Timing of Transfers"), Section 4.05 requires that net profits, gains, net losses or losses attributable to the Units for the accounting period in which the transfer occurs shall be prorated between the transferor and the transferee if, and to the extent, legally required in the opinion of legal counsel. Section 4.07.A of the Partnership Agreement provides that cash available for distribution with respect to each fiscal year of the Partnership shall be distributed at least annually. Section 4.10 of the Partnership Agreement provides that cash available for distribution with respect to Units shall be distributed to the limited partners of record as of the end of the accounting period prior to the date of the distribution pro rata in accordance with the number of Units owned by each on that date. The Amendments to these provisions would clarify that Unitholders (1) would receive allocations of profit or loss on their Units up through the Effective Date rather than through the end of the preceding accounting period, (2) would receive a distribution from cash available for distribution for the period ending on the day prior to the date of the entry of the judgment order, and (3) would not receive any additional cash distributions (including any sale or refinancing proceeds) relating to periods beginning on or after the date of the entry of the judgment order (which cash distributions would inure to the benefit of the Purchaser), unless an appeal is filed with regard to the judgment order (other than an appeal that relates solely to counsel fees and expenses), in which case the Unitholders also would receive a distribution of cash available for distribution for the period beginning on the date the judgment order is entered and ending on the Effective Date.

     Purpose and Effect of the Amendments. The change to Section 4.07 of the Partnership Agreement has been proposed to permit Unitholders to receive a distribution of cash available for distribution from the Partnership for the period ending on the day prior to the date of the entry of the judgment order, as required by the terms of the Settlement Agreement. In the event an appeal is timely filed with regard to the judgment order after it is entered (other than an appeal that relates solely to counsel fees and expenses), the proposed change to Section 4.07 also would permit the Unitholders to receive a distribution of cash available for distribution from the Partnership for the period beginning on the date the judgment order is entered and ending on the Effective Date. Because the Partnership distributes cash available for distribution on an annual basis in accordance with Section 4.07.A, Section 4.10 otherwise would cause all cash distributions (including sale or refinancing proceeds) with respect to the Units to be made to the Purchaser if the Unitholders disposed of their Units before the end of the accounting period ending prior to the date of any such distributions from the Partnership. As a result of amending Section 4.07 so as to require the distributions described in the Settlement Agreement, the Unitholders will receive a distribution of cash available for distribution for the period ending on the day prior to the entry of the judgment order and, if an appeal is filed with regard to the judgment order (other than an appeal that relates solely to counsel fees and expenses), a distribution of cash available for distribution for the period beginning on the date the judgment order is filed and ending on the Effective Date but will receive no distributions for any period after the Effective Date.

     The proposed Amendment to Section 4.05 would require the Partnership to allocate net profits, gains, net losses and losses with respect to the Units for the fiscal year of the Partnership in which the judgment order becomes final between the Purchaser and each Unitholder based upon the number of days that each held such Units during such fiscal year (including any short fiscal year for tax purposes resulting from a "technical" termination of the Partnership pursuant to Section 708(b)(1)(B) of the Code). Because the Partnership currently is generating net income, if the judgment order becomes final on a date other than the first day of an Accounting Period, the Amendment would result in a greater amount of taxable income being allocated to the Unitholders than would be the case currently under the Partnership Agreement. However, the additional allocation of taxable income would increase each Unitholder's adjusted tax basis in his Units and, thus, would decrease the amount of capital gain, or increase any capital loss, recognized by the Unitholder in the Purchase Offer or as a result of the Merger. See "Federal Income Tax Considerations-- Allocations of Profits and Losses to Participating and Nonparticipating Unitholders."

     Text of the Amendments. Section 4.05 of the Partnership Agreement would be amended to add the underlined language set forth below:

               Any Net Profits or Net Losses for any Fiscal Year allocable to the Limited Partners shall be allocated among the Limited Partners pro rata in accordance with the number of Units owned by each as of the end of such Fiscal Year; provided that if any Unit is assigned during the Fiscal Year in accordance with this Agreement, the Net Profits or Net Losses that are so allocable to such Unit shall be allocated between the assignor and assignee of such Unit according to the number of Accounting Periods in such Fiscal Year each owned such Unit. Any Gains or Losses allocable to the Limited Partners shall be allocated among the Limited Partners who held Units on the last day of the Accounting Periods in which the sale or disposition giving rise to such Gains or Losses occurred, pro rata in accordance with the number of Units owned by each such Limited Partner. If any Unit is assigned by a Limited Partner other than on the first day of an Accounting Period (in contravention of the Agreement), then the Partnership shall recognize such assignment for the purposes of allocating Net Profits, Gains, Net Losses or Losses if, and to the extent, it is legally required to do so in the opinion of legal counsel. Notwithstanding the foregoing, each transfer of Units to CBM II Holdings LLC or acquisition of Units pursuant to the merger of CBM II Acquisition L.P., an affiliate of CBM II Holdings LLC, with and into the Partnership (the "Merger") pursuant to an agreement and plan of merger (the "Merger Agreement"), with the Partnership surviving, in connection with the settlement of certain claims brought by the Limited Partners against the General Partner and other defendants, as described in the Settlement Agreement, dated as of March 9, 2000 (the "Settlement Agreement"), shall be considered to be in accordance with this Agreement and the Net Profits, Gains, Net Losses or Losses for the Fiscal Year (including any short Fiscal Year resulting from the termination of the Partnership pursuant to Section 708(b)(1)(B) of the Code) in which the transfer occurs shall be allocated between the transferor and the transferee based upon the number of days that each held such Units during such Fiscal Year.

     Section 4.07 of the Partnership Agreement would be amended to add new
Section 4.07.C, as set forth below:

               Section 4.07.C. To effectuate the terms of the Settlement Agreement, the Partnership shall make the following extraordinary distributions of Cash Available for Distribution within 90 days after the end of the relevant distribution period:

               (i) To each Limited Partner, his pro rata share of Cash Available for Distribution, as determined in accordance with the provisions of
     Section 4.07.A. above, with regard to the period ending on the day prior to the date of the entry of the judgment order relating to the Settlement Agreement (the "Judgment Order"). Subject to Section 4.07.C(ii) below, after receipt of this distribution, no Limited Partner shall have a right to any other distribution from the Partnership pursuant to this Article Four or any other provision of this Agreement.

               (ii) To each Limited Partner, if and only if an appeal with regard to the Judgment Order is timely filed within the time permitted for such appeal (other than an appeal that relates solely to counsel fees and expenses), his pro rata share of Cash Available for Distribution, as determined in accordance with the provisions of Section 4.07.A. above, with regard to the period beginning on the date of the entry of the Judgment Order and ending on the day on which the Judgment Order becomes "final" (as such term is defined in the Settlement Agreement).

               Notwithstanding the last sentence of Section 4.10, for allocation and distribution purposes, each Limited Partner who transfers Units pursuant to the Settlement Agreement or the Merger shall be deemed to be a Limited Partner of record as of the end of the Accounting Period prior to each distribution described in Section 4.07.C(i) and (ii) and Section 4.10 shall be applied accordingly.

     5. Amendment to Provisions Relating to Authority of the General Partner to Manage the Partnership.

     Purpose and Effect of the Amendment. Section 5.01A of the Partnership Agreement currently provides that, except as expressly provided in the Partnership Agreement, the authority of the General Partner to conduct the business of the Partnership shall be exercised only by the General Partner.
Section 5.01C of the Partnership Agreement delineates certain powers that the General Partner may exercise without the consent of the limited partners. The Settlement Agreement and the Merger Agreement provide for appraisal of the fair market value of the Hotels and the value of the Units by one or more third parties in connection with the appraisal of the value of Units held by holders who elect to opt-out of the Settlement. To the extent such an appraisal procedure could otherwise be deemed to fall within the exclusive authority of the General Partner to conduct the business of the Partnership, the proposed amendment to Section 5.01C would clarify that the General Partner has the power to delegate the authority to conduct such appraisal procedures in accordance with the Settlement Agreement and the Merger Agreement.

     Text of the Amendment. Section 5.01.C of the Partnership Agreement, would be amended to add the underlined language set forth below:

               (vii) sell up to 20 hotels (no more than five Hotels at less than the Partnership's purchase price);

               (viii) retain such persons or entities as the General Partner, in its sole discretion, shall deem necessary or appropriate in order to appraise the fair market value of the Hotels and the value of the Units in accordance with the terms of the Settlement Agreement and the Merger Agreement; and

               (ix) take such actions as the General Partner determines are advisable or necessary, and will not result in any material adverse effect on the economic position of holders of a majority of the Units, to preserve the tax status of the Partnership as a partnership for Federal income tax purposes.

Federal Income Tax Considerations

     General. The following discussion summarizes certain federal income tax considerations related to the Settlement that may be relevant to (i) a Unitholder who tenders his Units and submits the required Proof of Claim to the Claims Administrator pursuant to the terms of the Purchase Offer and a Unitholder who does not tender his Units and submit the Proof of Claim but who does not affirmatively "opt-out" of the Settlement (in either case, hereinafter, a "Participating Unitholder"), or (ii) a Unitholder who affirmatively "opts out" of the Settlement and therefore exchanges his Units in the Merger (hereinafter, a "Nonparticipating Unitholder").

     The information in this section is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder, rulings, and other pronouncements and decisions now in effect, all of which are subject to change (perhaps with retroactive effect). The General Partner has not requested, and does not plan to request, any rulings from the IRS concerning the tax treatment of the Unitholders in connection with the Settlement. Thus, it is possible that the IRS would challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court would agree with the IRS.

     The discussion set forth herein is not intended to be exhaustive of all possible tax considerations. For example, this summary does not give a detailed discussion of any state, local, or foreign tax considerations. Nor does it discuss all aspects of federal income taxation that may be relevant to specific Unitholders in light of their particular circumstances. Except where specifically indicated, the discussion below describes general federal income tax considerations applicable to individuals who are citizens or residents of the United States. Accordingly, the following discussion has limited application to domestic corporations and persons subject to specialized federal income tax treatment, such as foreign persons, tax-exempt entities, regulated investment companies and insurance companies.

     The following discussion includes an estimate by the General Partner, on a per Unit basis, of a Unitholder's adjusted tax basis in his Units (including the amount of syndication costs includible in his basis), the amount of the Partnership's liabilities allocable to such Unitholder, the passive activity loss carry forward, if any, attributable to his ownership of Units and the amount of "unrecaptured Section 1250 gain" that such Unitholder would recognize at the time of the disposition of his Units. These amounts are only estimates, and there could be material differences between these estimated amounts and the actual numbers due to a variety of factors. In addition, these estimates apply only to a Unitholder who purchased his Units on the date of the original offering of the Units and who has held his Units continuously since that time. The estimated amounts could differ considerably for a Unitholder who acquired some or all of his Units after the date of the original offering. The amount of gain recognized by such Unitholders in connection with the disposition of their Units pursuant to the Settlement will depend upon when they acquired their Units and the price they paid for the Units (as adjusted for subsequent allocations of Partnership income and loss and subsequent Partnership distributions).

     UNITHOLDERS SHOULD BOTH REVIEW THE FOLLOWING DISCUSSION AND CONSULT WITH THEIR TAX ADVISORS TO DETERMINE THE TAX CONSEQUENCES TO THEM -- INCLUDING ANY STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES -- IN LIGHT OF THEIR PARTICULAR TAX SITUATION, OF CHOOSING TO PARTICIPATE IN THE SETTLEMENT OR OPTING OUT OF THE SETTLEMENT.

     The class of Participating Unitholders is represented by Class Counsel, who have engaged Chamberlain, Hrdlicka, White, Williams, and Martin ("Chamberlain Hrdlicka") as special tax counsel. Chamberlain Hrdlicka is separately providing to the Unitholders its summary regarding the potential federal income tax consequences resulting from the Settlement. You should review this summary carefully with your tax advisor. That summary is solely the responsibility of such special tax counsel, and none of the Purchaser, the Partnership, the General Partner, the Joint Venture,

Rockledge, the MI Investor, any of the Defendants nor any of their affiliates or advisors express any views with respect to the matters set forth therein or have any responsibility with respect thereto.

     Tax Treatment of Participating Unitholders. Each Participating Unitholder will receive, either in the Purchase Offer or pursuant to the Merger, cash in the amount of $147.959 per Unit (or a pro rata portion thereof), before reduction (in the case of class members) for such Unitholder's pro rata share of legal fees and expenses ("Class Counsel's Attorneys' Fees") awarded by the court to Class Counsel (the "Gross Per Unit Settlement Amount"). Each Participating Unitholder very likely will be deemed, solely for federal income tax purposes, to have received two separate amounts, on a per Unit basis: (1) an amount in exchange for his Units (for purposes of this discussion, the "Deemed Unit Purchase Amount"), and (2) a separate amount in settlement of the claims asserted in the Milkes Litigation (for purposes of this discussion, the "Deemed Claim Value," which, as described below, may or may not be considered to include the Unitholder's pro rata share of Class Counsel's Attorneys' Fees).

     The correct allocation of the Gross Per Unit Settlement Amount between the Deemed Unit Purchase Amount and the Deemed Claim Value for federal income tax purposes is a question of fact and may depend in part upon the fair market value of the Units. None of the Defendants nor any of their affiliates are taking any position regarding the allocation by the Participating Unitholders of the Gross Per Unit Settlement Amount between the Deemed Unit Purchase Amount and the Deemed Claim Value for federal income tax purposes. As described above in "The Merger -- Rights of Unitholders Who Have Elected Not to Participate in the Settlement," however, Nonparticipating Unitholders will receive cash in the Merger in an amount per Unit equal to the appraised value of a Unit, as determined pursuant to a separate appraisal process that will be completed within 60 days after the Merger. In addition, Class Counsel will assert in court, for purposes of determining their legal fees, that the plaintiffs are receiving in the Settlement benefits resulting from the Milkes Litigation with a value that is in excess of the value of the Units under the existing partnership structure and agreements. Finally, the Purchaser and the Defendants will make an allocation between the Deemed Unit Purchase Amount and the Deemed Claim Value for the purpose of determining the Purchaser's initial tax basis in the Units acquired by it through the Purchase Offer and pursuant to the Merger, the Purchaser's share of the Partnership's tax basis in its property and the consequences to the Defendants of the Settlement for tax and financial accounting purposes. There can be no assurance that the IRS would not assert that a Participating Unitholder must treat the appraised value of the Units held by the Nonparticipating Unitholders, the value of the benefits received by the plaintiffs in settlement of the Milkes Litigation that is asserted by Class Counsel in their petition for legal fees and expenses, the amounts used by the Purchaser and the Defendants for determining the tax and financial accounting consequences to them of the Settlement, or some other measurement of value as determinative for purposes of allocating the Gross Per Unit Settlement Amount between the Deemed Unit Purchase Amount and the Deemed Claim Value.

     Federal Tax Consequences of Disposition of Units. Each Participating Unitholder will be treated as having made a taxable disposition of his Units in the Purchase Offer or pursuant to the Merger. The disposition likely would be deemed to occur, with regard to a Participating Unitholder who tenders his Units and submits the Proof of Claim, on the date his right to receive the Gross Per Unit Settlement Amount becomes fixed, which would be the Effective Date, and, with regard to a Participating Unitholder who does not tender his Units and submit the Proof of Claim, on the effective date of the Merger. The gain or loss recognized by a Unitholder upon the disposition of his Units will equal the difference between the amount considered realized by the Unitholder for tax purposes in exchange for his Units (as described in the next paragraph) and the Unitholder's adjusted tax basis in such Units (described below under "Basis of Units of Participating and Nonparticipating Unitholders").

     The amount considered realized by each Participating Unitholder will equal the sum of the following items: (1) the cash received for his Units at the time of the disposition (which will equal the Deemed Unit Purchase Amount and will be deemed to include any amount owed by the Unitholder on the original purchase price of his Units), and (2) the portion of the Partnership's liabilities allocable to the Participating Unitholder's Units for federal income tax purposes immediately prior to the date of the disposition of such Units. The General Partner estimates that, as of December 31, 1999, the dollar amount of the Partnership's liabilities allocable to each Participating Unitholder was approximately $242,000 per Unit.

     A Unitholder will recognize gain to the extent that the amount realized by him in exchange for his Units (as determined in the preceding paragraph) exceeds his adjusted tax basis in the Units (as described below under "Basis of Units of Participating and Nonparticipating Unitholders"). The taxable gain recognized by the Participating Unitholder will exceed the cash amount received with respect to his Units by an amount equal to the excess (if any) of his share of the Partnership's liabilities allocable to him for federal tax purposes over his adjusted tax basis in his Units (which is commonly referred to as a "negative capital account").

     For a discussion of the federal income tax rates applicable to the gain recognized by a Unitholder from the disposition of a Unit that has been held as a capital asset by the Unitholder, see "Federal Income Tax Rates Applicable to Gain from Disposition of Units by Participating and Nonparticipating Unitholders" below.

     Federal Tax Consequences of Receipt of Deemed Claim Value. As noted above, there can be no certainty as to what portion of the Gross Per Unit Settlement Amount would be considered allocable to the Deemed Claim Value (rather than the Deemed Unit Purchase Amount). Moreover, there is considerable uncertainty in the law as to how amounts that are treated as allocable to the Deemed Claim Value received by a Participating Unitholder would be characterized for federal income tax purposes.

     The determination of the character and amount of income and gain recognized by a plaintiff in connection with payments received in settlement of litigation depends on many factors, including the nature and relative merits of the claims made in the litigation that is being settled, and whether a portion of the settlement payment that may otherwise be characterized as capital in nature is subject to recharacterization as ordinary income to reflect certain tax benefits realized by the plaintiff in prior years. In general, an amount received in settlement of a claim may be characterized as ordinary income (if the amount relates to lost profits or punitive damages) or a return of capital or capital gain (if the amount relates to injury to capital assets).

     The complaints of the plaintiffs in the Milkes Litigation are specified in their pleadings filed in that litigation. As described in the preceding paragraph, to the extent the plaintiffs' complaints might be construed as relating to injury to capital assets, a recovery attributable to those complaints may result in the recognition of capital gain by the plaintiffs. Conversely, to the extent the plaintiffs' complaints might be construed as asking for lost profits or punitive damages, a recovery attributable to those complaints may result in the recognition of ordinary income by the plaintiffs. The Settlement Agreement does not address the relative merits of any of the claims and does not provide for an allocation of all or a part of the Gross Per Unit Settlement Amount to any specific claim. Moreover, there will be no judicial determination of the merits of any of the various claims or the proper allocation of the Gross Per Unit Settlement Amount among the claims. To the extent that a Participating Unitholder takes the position that the Deemed Claim Value should be characterized as a return of capital or capital gain, there can be no assurance that the IRS would not challenge this position and determine that some or perhaps even all of the Deemed Claim Value should be treated by a Participating Unitholder as ordinary income for federal income tax purposes.

     In the event that any interest accrued on the Deemed Claim Value is payable to a Participating Unitholder, such Participating Unitholder will be required to treat the interest as ordinary income for federal income tax purposes.

     Tax Treatment of Class Counsel's Attorneys' Fees. As described above in "The Settlement--The Settlement Agreement," the Net Settlement Amount reflects a reduction for each Participating

Unitholder's pro rata share of Class Counsel's Attorneys' Fees. The IRS could take the position that each Participating Unitholder must include in income his share of Plaintiff's Counsel's Attorneys' Fees. There is existing judicial authority that would support a position that, under certain circumstances, a plaintiff's attorneys' fees and expenses that are paid by a defendant in litigation pursuant to a judgment or settlement are excludable from the income of the plaintiff; however, the facts in these cases are distinguishable from the facts underlying the Milkes Litigation, and there can be no assurance that a court would follow the decisions in those cases. The determination of whether a Participating Unitholder must include in income his share of Class Counsel's Attorneys' Fees may depend upon the laws of Texas or that of another state (including the Participating Unitholder's state of residence) regarding the relative rights under state law of a particular Participating Unitholder and of Class Counsel to that portion of the Deemed Claim Value represented by legal fees and expenses.

     In the event that a Participating Unitholder must include his share of the Class Counsel's Attorneys' Fees in income, the characterization of that amount as ordinary income or capital gain would depend on the manner in which the balance of the Deemed Claim Value is correctly characterized. For example, if the Deemed Claim Value were determined to be allocable between claims for lost profits and claims for injury to a capital asset, the legal fees allocated to lost profits will be treated as ordinary income and the legal fees allocated to the capital asset claim likely will be treated as a return of capital or capital gain.

     A Participating Unitholder may be able to claim a deduction on his federal income tax return with regard to all or a portion of the Class Counsel's Attorneys' Fees paid on his behalf by the Defendants to the extent those amounts are required to be included in income. If the Participating Unitholder is required to treat part of the Deemed Claim Value as ordinary income, the corresponding part of the legal fees and expenses paid on his behalf that are required to be included in income may be deductible currently under Section 162 (which addresses trade or business expenditures) or Section 212 (which addresses expenditures for the production of income) of the Code. Because (among other things) each Participating Unitholder is a limited partner rather than a general partner, such Participating Unitholder may not be able to prove that legal fees and expenses incurred in the Litigation are properly characterized as trade or business expenditures, which is the necessary prerequisite for an ordinary deduction under Section 162. Even if a Participating Unitholder takes the position that all or a portion of the Class Counsel's Attorneys' Fees that he is required to include in income relates to the production of income and such position is respected (with the result that the fees and expenses fall under Section 212), if such Participating Unitholder is an individual, the Class Counsel's Attorneys' Fees would be treated as a miscellaneous itemized deduction that is allowable as a deduction only to the extent that the Participating Unitholder's total miscellaneous itemized deductions (including the Class Counsel's Attorneys' Fees) exceeds two percent (2%) of his adjusted gross income. Such deduction will be subject to reduction if the Participating Unitholder's "adjusted gross income" for the tax year with regard to which the deduction relates exceeds a specified amount (which amount, for 2000, is $128,950 (or $64,475 in the case of a married individual filing a separate return)). For purposes of calculating his "alternative minimum taxable income," a Participating Unitholder who is an individual will not be able to utilize any miscellaneous itemized deductions.

     A Participating Unitholder will be required to capitalize (i.e., add to the adjusted tax basis in his Units) any portion of the Class Counsel's Attorneys' Fees that are paid on his behalf by the Defendants and that relate to capital asset claims, resulting in a reduction of the total amount of capital gain, or an increase in any capital loss, recognized by the Participating Unitholder as a result of the Settlement.

     Tax Treatment of Nonparticipating Unitholders. Each Nonparticipating Unitholder will be treated as having made a taxable disposition of his Units pursuant to the Merger, which disposition would be deemed to occur on the effective date of the Merger. The gain or loss recognized by a Nonparticipating Unitholder upon the disposition of his Units will equal the difference between the amount considered realized by the Unitholder for tax purposes in exchange for his Units in the Merger and the Unitholder's adjusted tax basis in such Units. See "Basis of Units of Participating and Nonparticipating Unitholders" below.

     The amount realized by each Nonparticipating Unitholder will equal the sum of the following items: (1) the cash received for his Units at the time of the Merger (as determined in accordance with the procedures described above in "The Settlement--The Merger--Rights of Unitholders Who Have Elected Not to Participate in the Settlement"), which will be deemed to include any amount owed by the Nonparticipating Unitholder on the original purchase price of his Units, and (2) the portion of the Partnership's liabilities allocable to the Nonparticipating Unitholder's Units for federal income tax purposes immediately prior to the Merger. The General Partner estimates that, as of December 31, 1999, the dollar amount of the Partnership's liabilities allocable to each Nonparticipating Unitholder was approximately $242,000 per Unit.

     To the extent that the amount realized, as determined in the preceding paragraph, exceeds the Nonparticipating Unitholder's adjusted tax basis in the Units, such Nonparticipating Unitholder will recognize gain. The taxable gain recognized by the Nonparticipating Unitholder will exceed the cash amount received with respect to his Units by an amount equal to the excess (if any) of his share of the Partnership's liabilities allocable to him for federal tax purposes over his adjusted tax basis in his Units (which is commonly referred to as a "negative capital account").

     For a discussion of the federal income tax rates applicable to the gain recognized by a Nonparticipating Unitholder from the disposition of a Unit that has been held as a capital asset by the Nonparticipating Unitholder, see "Federal Income Tax Rates Applicable to Gain from Disposition of Units by Participating and Nonparticipating Unitholders" below.

     Allocations of Profits and Losses to Participating and Nonparticipating Unitholders. Pursuant to the Amendments, Unitholders will be allocated Partnership profits and losses through the period ending on the date that the judgment order relating to the Settlement becomes final. However, if no appeal is filed after the judgment order is entered, Unitholders will receive a final distribution of cash available for distribution (in accordance with the terms of the Partnership Agreement) for the period ending on the day before the date the judgment order is entered. Unitholders will not receive any distribution that relates to the period beginning on the date of the entry of the judgment order and ending on the date the judgment order becomes final (the "Appeal Period") unless an appeal is filed with regard to the judgment order during the Appeal Period (other than an appeal relating solely to counsel's fees), in which event Unitholders also will receive a distribution of cash available for distribution (in accordance with the terms of the Partnership Agreement) for the Appeal Period. Any allocation of taxable income received by a Unitholder with regard to the Appeal Period will increase such Unitholder's adjusted tax basis in his Units and, thus, will decrease the amount of capital gain, or increase any capital loss, recognized by the Unitholder as a result of the disposition of his Units in the Purchase Offer or pursuant to the Merger. Any distribution received by a Unitholder will decrease such Unitholder's adjusted tax basis in his Units and, consequently, will increase the amount of capital gain, or decrease any capital loss, recognized by the Unitholder as a result of the disposition of his Units.

     Basis of Units of Participating and Nonparticipating Unitholders. In general, a Unitholder had an initial tax basis in his Units ("Initial Basis") equal to his cash investment in the Partnership, plus his share of the Partnership's liabilities allocable to him for tax purposes at the time he acquired his Units. A Unitholder's Initial Basis generally has been increased by (1) such Unitholder's share of Partnership taxable income, and (2) any increases in his share of liabilities of the Partnership. Generally, such Unitholder's Initial Basis has been decreased (but not below zero) by (a) his share of Partnership cash distributions, (b) any decreases in his share of liabilities of the Partnership, (c) his share of losses of the Partnership, and
(d) his share of nondeductible expenditures of the Partnership that are not chargeable to capital. A Unitholder's basis in his Units would include his share of the syndication costs incurred by the Partnership at formation if he acquired his Units in the original offering.

     The General Partner estimates that, as of December 31, 1999, a Unitholder who acquired his Units at the time of the original offering of such Units and has held such Units at all times since the offering would have an adjusted basis in each Unit of approximately $297,000 (which amount includes approximately $242,000 attributable to his share of the Partnership's nonrecourse liabilities). Such Unitholder's share of syndication costs would be approximately $10,000 per Unit.

     Federal Income Tax Rates Applicable to Gain from Disposition of Units by Participating and Nonparticipating Unitholders. The disposition of Units by a Unitholder in the Purchase Offer or pursuant to the Merger generally will result in the recognition of capital gain by the Unitholder with respect to the Deemed Unit Purchase Amount if the Units have been held by the Unitholder as a capital asset. For corporations, the maximum rate of tax on the net capital gain from a sale or exchange of a capital asset held for more than twelve months is currently 35%. Generally, non-corporate Unitholders (i.e., individuals, trusts and estates) who have held their Units as capital assets for more than 12 months will be taxed at a maximum long-term capital gain rate of 20% on the disposition of those Units. However, a maximum rate of 25% for non-corporate Unitholders may apply to capital gain that is recognized as a result of the transfer of Units in the Purchase Offer or pursuant to the Merger to the extent such capital gain is treated as "unrecaptured section 1250 gain" (i.e., previously claimed depreciation deductions with respect to depreciable real property that would not be recaptured as ordinary income pursuant to Sections 751 and 1250 of the Code, as described in the next paragraph). While there is some uncertainty regarding the issue, the IRS takes the position, for which there is support in legislative history, that a Unitholder who has held his Units for more than one year prior to the disposition of those Units will be subject to the 25% capital gain tax rate on his share of the Partnership's "unrecaptured Section 1250 gain." Regulations proposed by the IRS that were issued in August of 1999 would treat the amount of "unrecaptured Section 1250 gain" that a partner must recognize upon the disposition of his partnership interest as his share of the amount that would result if his partnership had transferred all of its Section 1250 property in a fully taxable transaction immediately prior to the disposition of his partnership interest. There can be no assurance that such proposed regulations, if adopted, would be adopted in their proposed form without substantive revisions. Accordingly, Unitholders are urged to consult with their own tax advisors with respect to their capital gain tax liability.

     In addition, to the extent that the amount realized on the disposition of the Units attributable to a Unitholder's share of the Partnership's inventory items and/or "unrealized receivables" (as defined in Section 751 of the Code) exceeds the basis attributable to those assets, such excess will be treated as ordinary income, taxable to non-corporate Unitholders at a maximum statutory rate of 39.6%. Unrealized receivables include amounts that would be subject to recapture as ordinary income if the Partnership had sold its assets at their fair market value at the time of the disposition of the Units, such as "depreciation recapture" under Sections 1245 and 1250 of the Code.

     The General Partner estimates that, as of December 31, 1999, the "unrecaptured Section 1250 gain" of the Partnership that is taxable to non-corporate Unitholders at the 25% capital gain rate was approximately $59,000 per Unit with regard to a Unitholder who acquired his Units in the original offering of Units by the Partnership.

     The General Partner has not estimated the fair market value of the Partnership's personal property, and thus takes no position at this time as to whether the value is such that a Unitholder would recognize ordinary income pursuant to Sections 751 and 1245 upon the disposition of his Units. In any event, the ordinary income amount would be equal to the Unitholder's share of the excess, if any, of the value of such personal property at the time of disposition of the Units over its adjusted basis at such time. For purposes of determining its share of the Partnership's tax basis in its personal property after the Purchase Offer and the Merger, however, the Purchaser will take the position that the fair market value of the Partnership's personal property is equal to its adjusted tax basis at the time of the Purchase Offer and the Merger. If this position is respected by the IRS, no ordinary income would be recognized pursuant to Sections 751 and 1245; however, there can be no assurance that the IRS will respect the Purchaser's position.

     Passive Activity Income and Loss Carryforwards of Participating and Nonparticipating Unitholders. Any gain recognized by a Unitholder in connection with the disposition of his Units pursuant to the Settlement will constitute "passive activity income" for purposes of the "passive activity loss" limitation rules. Accordingly, such income generally may be offset by losses from all sources, including "passive activity loss" carryforwards with respect to the Partnership and "passive" or active losses from other activities. The General Partner estimates that, as of December 31, 1999, a Unitholder who purchased his Units at the time of the original offering, has held those Units continuously since that time, and whose Units have been his only investment in a passive activity would not have any passive activity loss carryforward with respect to his Units.

     Federal Tax Withholding Applicable to Participating and Nonparticipating Unitholders. The federal income tax laws require that taxes be withheld on amounts payable to foreign persons by reason of a disposition of certain United States real property interests, which includes interests in certain partnerships that hold real property in the United States. Withholding of ten percent (10%) of the amount realized by a Unitholder pursuant to the Purchase Offer or the Merger may be required unless the Unitholder completes, executes and returns the Certificate of Non-Foreign Status included in the Proof of Claim. Because uncertainty exists as to the correct allocation of the amount received by a Participating Unitholder in the Purchase Offer or pursuant to the Merger between the Deemed Unit Purchase Amount and the Deemed Claim Value, solely for purposes of determining any amounts required to be withheld, the "amount realized" by a Participating Unitholder will be treated as the sum of (1) the amount of $147,959 per Unit (or a pro rata portion thereof) plus (2) the Participating Unitholder's share of the Partnership's nonrecourse liabilities immediately prior to the disposition of his Units. The "amount realized" by a Nonparticipating Unitholder will be treated as the sum of (a) the cash amount received for his Units at the time of the Merger (which will be deemed to include any amount owed by the Nonparticipating Unitholder on the original purchase price of his Units), plus (b) the Nonparticipating Unitholder's share of the Partnership's nonrecourse liabilities immediately prior to the disposition of his Units. See "Important Tax Information" in the Proof of Claim.

     Even if a Unitholder chooses not to return the rest of the Proof of Claim, he should return the Certificate of Non-Foreign Status to prevent federal income tax withholding on the amounts payable to him pursuant to the Settlement.

                                   * * * * *

     BECAUSE THE INCOME TAX CONSEQUENCES OF THE DISPOSITION OF UNITS PURSUANT TO THE SETTLEMENT WILL NOT NECESSARILY BE THE SAME FOR ALL UNITHOLDERS, UNITHOLDERS CONSIDERING TENDERING THEIR UNITS SHOULD CONSULT THEIR TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATIONS.

                               THE PURCHASE OFFER

Terms of the Purchase Offer

     Upon the terms, and subject to the conditions of, the Purchase Offer (including, if the Purchase Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchaser will accept for payment and thereby purchase all Units validly tendered on or prior to the Expiration Date and not validly withdrawn in accordance with the procedures described under the heading "--Withdrawal Rights" of this Purchase Offer and Consent Solicitation. The term "Expiration Date" means 12:00 midnight, New York City time, on [weekday], _______ __, 2000, unless and until the Purchaser, in its sole discretion, shall have extended the period of time during which the Purchase Offer is open, in which event the term "Expiration Date" shall mean the latest time and date at which the Purchase Offer, as so extended by the Purchaser, shall expire.

     The Purchaser expressly reserves the right, in its sole discretion, at any time or from time to time, to extend the period during which the Purchase Offer is open by giving oral or written notice of such extension to the Claims Administrator and making a public announcement thereof. There can be no assurance that the Purchaser will exercise its right to extend the Purchase Offer. During any such extension, all Units previously tendered and not withdrawn will remain subject to the Purchase Offer and subject to the right of a tendering Unitholder to withdraw such Units. See "--Withdrawal Rights." For purposes of this Purchase Offer, a "business day" means any day other than a Saturday, Sunday, or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

     Subject to applicable rules and regulations of the SEC and to the provisions of the Settlement Agreement and any applicable court order, the Purchaser reserves the right, at any time or from time to time, to (a) terminate the Purchase Offer and not accept for payment any Units, (b) delay acceptance for payment or, regardless of whether such Units were theretofore accepted for payment, payment for, any Units and not pay for any Units not theretofore accepted for payment or paid for, until such time as the first condition referred to under the heading "The Settlement--Conditions of the Purchase Offer and the Merger" is satisfied, (c) waive any unsatisfied condition (if it is waivable) to its obligation to acquire Units pursuant to the Purchase Offer, (d) extend the period of time during which the Purchase Offer is open, or (e) otherwise amend the Purchase Offer. Whenever the Purchaser extends the period during which the Purchase Offer is open or otherwise amends the Purchase Offer, it will give oral or written notice of such amendment to the Claims Administrator and make a public announcement thereof. The Purchaser acknowledges that (a) Rule 14e-1(c) under the Exchange Act requires the Purchaser to pay the consideration offered or return the Units tendered promptly after the termination or withdrawal of the Purchase Offer (except as provided in clause (b) of the first sentence of this paragraph) and (b) upon and after the Expiration Date, the Purchaser may not delay acceptance for payment of, or payment for (except as provided in clause (b) of the first sentence of this paragraph), any Units if the second through fifth conditions specified under the heading "The Settlement--Conditions of the Purchase Offer and the Merger" have been satisfied, without extending the period of time during which the Purchase Offer is open.

     Any extension, delay in payment, termination, waiver, or amendment will be followed as promptly as practicable by a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Purchaser may choose to make any public announcement, subject to applicable law (including Rules 14d-4(c), 14d-6(d) and 14e-1 under the Exchange Act, which require that material changes be promptly disseminated to holders of Units), the Purchaser shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service or by letter sent to the Unitholders.

     If the Purchaser makes a material change in the terms of the Purchase Offer or the information concerning the Purchase Offer, or waives a material condition of the Purchase Offer, the Purchaser will extend the Purchase Offer and disseminate additional tender offer materials to the extent required by Rules 14d-4(d), 14d-6(c) and 14e-1 under the Exchange Act. Those rules prescribe that the minimum period during which a tender offer must remain open following material changes in the terms of the tender offer or information concerning the tender offer, other than a change in price or a change in percentage of securities sought or in any dealer's soliciting fee, will depend upon the facts and circumstances, including the relative materiality of the terms or information changed. The SEC has announced in a published release that in its view a tender offer must remain open for a minimum period of time following a material change in the terms of a tender offer or in information concerning a tender offer. The release states that a tender offer should remain open for a minimum of five business days from the date the material change is first published, sent or given to security holders and that, if material changes are made with respect to information that approaches the significance of price and share levels, a minimum of 10 business days may be required to allow for adequate dissemination and investor response.

     If, by the Expiration Date, the second and third conditions to the Purchase Offer set forth under the heading "The Settlement--Conditions of the Purchase Offer and Merger," have not been satisfied, the Purchaser may, in its sole discretion, elect to (a) extend the Purchase Offer and, subject to applicable withdrawal rights, retain all tendered Units until the expiration of the Purchase Offer, as extended, subject to the terms of the Purchase Offer, (b) waive the unsatisfied condition (if it is waivable) and not extend the Purchase Offer or (c) terminate the Purchase Offer and return all tendered Units to tendering Unitholders and be relieved from any obligations under the Settlement Agreement.

     If an order of an appropriate court denying approval of the Settlement becomes final after all applicable appeals have been exhausted or if the parties to the Settlement Agreement decide to terminate the Settlement as to the Partnership, the Purchase Offer will terminate and all tendered Units will be returned to the tendering Unitholders as soon as practicable.

     The Partnership has provided the Purchaser, the Claims Administrator and the Information Agent with a list of Unitholders and security position listings for the purpose of disseminating the Purchase Offer and Consent Solicitation to Unitholders. This Purchase Offer and Consent Solicitation and the related documents and, if required, other relevant materials will be mailed to record holders of Units and will be furnished for subsequent transmittal to beneficial owners of Units to brokers, dealers, commercial banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the Unitholder list or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of Units.

     The Purchaser does not currently intend to make available a "subsequent offering period" as provided for in Rule 14d-11 of the Exchange Act.

Settlement Fund; Acceptance for Payment; Payment for Units

     Upon the terms and subject to the conditions of this Purchase Offer and Consent Solicitation (including, if the Purchase Offer is extended or amended, the terms and conditions of any such extension or amendment), on or before the third business day following the entry by the Court of an executed judgment order approving the Settlement, the Purchaser or the Joint Venture, or one or more of their designees, will pay or cause to be paid by wire transfer the settlement funds to Chase Bank of Texas, N.A., which will serve as escrow agent pursuant to the terms of an escrow agreement. The escrow agent will deposit the settlement funds in an interest-bearing account.

     If the judgment order becomes final without an appeal (other than an appeal that relates solely to counsel fees and expenses) and you have submitted a valid Proof of Claim to the Claims Administrator on or before the Effective Date, within seven business days following such date, the escrow agent will distribute to you the Net Settlement Amount for each Unit held by you. If you submit a valid Proof of Claim after the Effective Date, the escrow agent will distribute to you the Net Settlement Amount for each Unit held by you within seven business days following the receipt of the Proof of Claim by the Claims Administrator. If a class action plaintiff has not submitted a valid Proof of Claim to the Claims Administrator within 90 days following the Effective Date and such plaintiff has not opted out of the Settlement, Class Counsel may execute a Proof of Claim on behalf of that limited partner. The execution of the Proof of Claim by Class Counsel on behalf of a limited partner will entitle the limited partner to receive the Net Settlement Amount for each Unit held by such limited partner and release, on behalf of such limited partner, all claims that are released, settled and discharged as part of the Settlement as provided in the Proof of Claim. The escrow agent will not distribute funds from the settlement fund to any limited partner unless and until a valid Proof of Claim for that limited partner is received, whether from such limited partner or from counsel to the class action plaintiffs. The Net Settlement Amount to be received by any holder of a Unit will be reduced by any amount owed by the holder on the original purchase price of such Unit.

     If you or any other plaintiffs file an appeal of the judgment order (other than an appeal that relates solely to counsel fees and expenses), the escrow agent will return the settlement fund, with interest, to the Purchaser or the Joint Venture, or their designees, within two days after receiving documentation of such event. If an order of an appellate court affirming the judgment order subsequently becomes final, then the Purchaser or the Joint Venture, or their designees, will return the settlement fund to the escrow agent within three business days thereafter, without interest.

     The Purchaser and the escrow agent expressly reserve the right to delay the acceptance for payment of, or payment for, Units in order to comply in whole or in part with any applicable law and the terms of the Settlement Agreement and any applicable court order.

     For purposes of the Purchase Offer, the Purchaser will be deemed to have accepted for payment (and thereby purchased) Units validly tendered and not withdrawn as, if and when the Purchaser gives oral or written notice to the Claims Administrator that the "Effective Date" under the Settlement Agreement has occurred.

     If, prior to the Expiration Date, the Purchaser increases the consideration offered per Unit, the Purchaser will pay such increased consideration to all holders of those Units purchased pursuant to the Purchase Offer, whether or not such Units have been tendered prior to such increase in the consideration.

Procedures for Accepting the Purchase Offer and Tendering Units

     In order for a Unitholder to validly tender Units pursuant to the Purchase Offer, a properly completed and duly executed Proof of Claim (or facsimile thereof) with any required signature guarantees and any other documents required by the Proof of Claim must be received by the Claims Administrator at its address set forth on the back cover of this Purchase Offer and Consent Solicitation on or prior to the Expiration Date.

     If the Units are registered in the name of a person other than the signer of the Proof of Claim, or if payment is to be made to a person other than the registered holder of the Units surrendered, then the Proof of Claim must be accompanied by duly executed powers signed exactly as the name or names of the registered holder or holders appear in the records of the Partnership. See Instructions 4 and 6 of the Proof of Claim.

     The method of delivery of the Proof of Claim and all other required documents is at the option and risk of each tendering Unitholder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

     Notwithstanding any other provision hereof, payment for Units accepted for payment pursuant to the Purchase Offer will in all cases be made only after timely receipt by the Claims Administrator of a properly completed and duly executed Proof of Claim (or facsimile thereof) and any other documents required by the Proof of Claim.

     Appointment as Proxy. By executing the Proof of Claim, a tendering Unitholder irrevocably appoints designees of the Purchaser, and each of them, as such Unitholder's attorneys-in-fact and proxies in the manner set forth in the Proof of Claim, each with full power of substitution, to the full extent of such Unitholder's rights with respect to the Units tendered by such Unitholder and accepted for payment by the Purchaser and with respect to any and all other Units or other securities or rights issued or issuable in respect of such Units on or after the date of this Purchase Offer and Consent Solicitation. All such proxies shall be considered coupled with an interest in the tendered Units. This appointment will become effective when the judgment order rendered by the Court becomes final. Upon such acceptance for payment, all prior proxies given by such Unitholder with respect to such Units or other securities or rights will, without further action, be revoked, and no subsequent proxies may be given (and, if given, will not be deemed effective) by such Unitholder. The designees of the Purchaser will, with respect to such Units and other securities or rights, be empowered to exercise all voting and other rights of such Unitholder as the designees, in their sole discretion, may deem proper at any annual, special or adjourned meeting of the Unitholders, by written consent in lieu of any such meeting or otherwise. The Purchaser reserves the right to require that, in order for Units to be deemed validly tendered, immediately after the judgment order rendered by the Court becomes final, the Purchaser must be able to exercise full voting and other rights with respect to such Units and other securities or rights including voting at any meeting of Unitholders then scheduled or acting by written consent. In addition, by executing a Proof of Claim, a tendering Unitholder agrees promptly to remit and transfer to the Claims Administrator for the account of the Purchaser any and all cash dividends, distributions, rights, other Units and other securities issued or issuable in respect therof on or after the date that the court renders a judgment order (assuming there is no appeal of the order) or, in the event of an appeal, the date that the judgment order becomes final accompanied by appropriate documentation of transfer. Pending such remittance or appropriate assurance therof, the Purchaser shall be entitled to all rights and privileges as owner of any such other Units or other securities or property and may withhold the entire purchase price or deduct from the purchase price the amount or value thereof, as determined by the Purchaser in its sole discretion.

     Determination of Validity. The Claims Administrator will validity, form and eligibility (including the timeliness of receipt) of Units tendered pursuant to any of the procedures described above. All issues as to the validity, form, eligibility and acceptance for payment of any tendered Units will be determined by the Court. No tender of Units will be deemed to have been validly made until all defects and irregularities have been cured or waived. None of the Purchaser, the Joint Venture, Rockledge or Marriott International, any of their affiliates or assigns, if any, the Claims Administrator, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

     It is a violation of Section 14(e) of the Exchange Act and Rule 14e-4 promulgated thereunder for a person to tender Units for his or her account unless the person so tendering (1) owns such Units or (2) owns other securities convertible into or exchangeable for such Units or owns an option, warrant or right to purchase such Units and intends to acquire such Units for tender by conversion, exchange or exercise of such option, warrant or right. Rule 14e-4 provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

     A tender of Units made pursuant to any one of the procedures set forth above will constitute the tendering Unitholder's acceptance of the terms and conditions of the Purchase Offer, including the tendering Unitholder's representation that (1) such Unitholder owns the Units being tendered within the meaning of Rule 14e-4 and (2) the tender of such Units complies with Rule 14e-4.

Withdrawal Rights

     Except as otherwise provided in this Section, tenders of Units made pursuant to the Purchase Offer are irrevocable. Units tendered pursuant to the Purchase Offer may be withdrawn at any time on or prior to the Expiration Date and, unless theretofore accepted for payment by the Purchaser pursuant to the Purchaser Offer, may also be withdrawn at any time after _______, 2000, but any Consent Form properly executed and received and not withdrawn prior to the Expiration Date will become binding and irrevocable after the Expiration Date and will be deemed coupled with an interest. See "The Written Consents - Voting and Revocation of Consents." Thereafter, Units may not be withdrawn, but will be retained until the conditions for consummation of the Purchase Offer are satisfied or waived (if waivable) and will be returned promptly at such time as it is finally determined that such conditions will not be satisfied or waived.

     In order for a withdrawal to be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Claims Administrator at one of its addresses or numbers set forth on the back cover of this Purchase Offer and Consent Solicitation. Any such notice of withdrawal must specify the name of the person who tendered the Units to be withdrawn, the number of Units to be withdrawn, and the name of the registered holder of the Units to be withdrawn, if different from that of the tendering Unitholder.

     Withdrawals of Units may not be rescinded and any Units properly withdrawn, thereafter, will be deemed not validly tendered for purposes of the Purchase Offer. However, withdrawn Units may be re-tendered at any time prior to the Expiration Date by following one of the procedures described under the heading "--Procedures for Accepting the Purchase Offer and Tendering Units."

     All questions as to the form and validity (including the timeliness of receipt) of any notice of withdrawal will be determined by the Court. Neither the Purchaser, the Joint Venture, Marriott International, MI Investor or Rockledge any of their affiliates or assigns, if any, the Claims Administrator nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failing to give any such notification.

Market for the Partnership's Limited Partnership Units and Related Security Holder Matters

     There is currently no established public trading market for the Units, and it is not anticipated that a public market for the Units will develop. Transfers of Units are limited to the first date of each Accounting Period (as defined in the Partnership Agreement) and may be made only to accredited investors. All transfers are subject to approval by the General Partner. As of December 31, 1999, there were 1,481 holders (including holders of half-units) of record of the 1,470 Units.

     The Settlement Agreement provides that, until the judgment order approving the Settlement becomes final, the limited partners in the Partnership will continue to own their respective Units. The General Partner will cause the Partnership to make distributions of Cash Available for Distribution (as defined in the Partnership Agreement) for the period until the judgment order is entered. Following entry of the judgment order, and until the order becomes final, assuming there is no appeal other than an appeal as to counsel fees and expenses only, no further Cash Available for Distribution will be distributed. If an appeal is filed, the General Partner will cause the Partnership to make distributions of Cash Available for Distribution for the period until the judgment order becomes final.

     As of December 31, 1999, the Partnership had distributed a total of $100,467,000 to the limited partners ($68,345 per limited partner unit) since inception. During 1999, $8,820,000 ($4,500 and $1,500 per limited partner unit from 1999 and 1998 operations, respectively) was distributed to the limited partners and an additional $3,675,000 ($2,500 per limited partner unit) was distributed to the limited partners in February 2000 bringing the total distribution from 1999 operations to $10,290,000 ($7,000 per limited partner unit). The Partnership distributed $9,555,000 to the limited partners ($6,500 per limited partner unit) from 1998 operations. The Partnership distributed $13,230,000 to the limited partners ($9,000 per limited partner unit) from 1997 operations. No distributions of capital receipts have been made since inception.

                              THE WRITTEN CONSENTS


     In accordance with the terms of the Settlement Agreement, the General Partner is soliciting the consent of the Unitholders to (1) the Merger and (2) the Amendments to the Partnership Agreement. As discussed more fully under "The Settlement--The Settlement Agreement," the Merger and the proposed Amendments must receive Unitholder approval in order for Unitholders to have the opportunity to receive the cash price per Unit offered pursuant to the Purchase Offer. For a discussion of the interests that the Purchaser, the General Partner and their respective affiliates have in the Amendments, the Merger and the Purchase Offer, see "The Settlement--Certain Transactions with the Partnership."

Record Date and Outstanding Units


     The General Partner has set the close of business on ________, 2000 as the record date for the determination of Unitholders entitled to consent to the Merger and the Amendments. The only Unitholders who will be entitled to consent to the Merger and the Amendments will be Unitholders of record as of the record date who have been admitted to the Partnership as limited partners and who are not in default with respect to the original purchase price of their Units. On the record date, there were 1,470 Units issued and outstanding, held of record by ____ Unitholders. The Partnership has no other class of securities.

Majority Vote Required; Voting Rights

     Under the Partnership Agreement, approval of the Merger and the Amendments require the affirmative consent of Unitholders (excluding the General Partner and its affiliates) holding a majority of the issued and outstanding Units. An abstention or failure to timely return the enclosed Consent Form will have the same effect as not consenting to the Merger and the Amendments. With the exception of the General Partner, the Purchaser, and their respective affiliates, each Unitholder who has been admitted to the Partnership as a limited partner is entitled to cast one vote for each Unit held of record on the Merger and the Amendments, other than Unitholders who are in default with respect to the original purchase price of their Units who shall not be entitled to cast a vote with respect to such Units. Holders of half-Units are entitled to cast half a vote for each half-Unit held of record. Units held by the General Partner, the Purchaser, and their affiliates cannot be voted on the Merger and the Amendments.

Solicitation Period

     The solicitation period is the time during which Unitholders may vote for or against the Merger and the Amendments. The solicitation period will commence upon delivery of this Purchase Offer and Consent Solicitation and will continue until 12:00 midnight, New York City time, on __________ ___, 2000 unless the Purchase Offer is extended, in which case the solicitation period will be extended to such later date that coincides with the expiration date of the Purchase Offer, and as to which notice is given to Unitholders. Purchaser may elect to extend the solicitation period.

Voting and Revocation of Consents

     A YELLOW Consent Form is included with this Purchase Offer and Consent Solicitation. The Consent Form should be properly executed and returned to the Claims Administrator, GEMISYS, Inc., Proxy Department, 7103 South Revere Parkway, Englewood, Colorado 80112. Any properly executed Consent Forms received by GEMISYS prior to the Expiration Date will be voted in accordance with the instructions contained therein. All properly executed Consent Forms that contain no voting instructions will be deemed to have consented to the Merger and all of the Amendments. Consent Forms will be effective only when actually received by the Claims

Administrator prior to the Expiration Date. Consent Forms may be withdrawn at any time prior to the Expiration Date. In addition, subsequent to the submission of a Consent Form, but prior to the Expiration Date, Unitholders may change their vote. For a withdrawal or change of vote to be effective, Unitholders must execute and deliver to the Claims Administrator, prior to the Expiration Date, a subsequently dated Consent Form or a written notice stating that the consent is revoked. Consent Forms and notices of withdrawal or change of vote dated after the Expiration Date will not be valid. All properly executed Consent Forms that are received and not withdrawn prior to the Expiration Date will become binding and irrevocable after the Expiration Date and will be deemed coupled with an interest. Questions concerning (1) how to complete the Consent Form, (2) where to remit the Consent Form and (3) obtaining additional Consent Forms should be directed to the Information Agent. Substantive questions concerning the Consent Form should be directed to David Berg or Jim Moriarty, counsel to the class action plaintiffs. Mr. Berg's telephone number is (713) 529-5622 and Mr. Moriarty's telephone number is (713) 528-0700.

Effective Time of Amendments

     If approved by the Unitholders, the Amendments will become effective when the General Partner executes and delivers an Amended and Restated Agreement of Limited Partnership incorporating the Amendments in accordance with the Partnership Agreement. Assuming the Unitholders will consent to the Merger and the Amendments and the conditions to the Purchase Offer and the Merger will be satisfied, it is contemplated that the General Partner will execute and deliver the Amended and Restated Agreement of Limited Partnership as soon as practicable following the Expiration Date, but in any event immediately prior to the consummation of the Purchase Offer. If for any reason the Purchase Offer is not consummated, however, the Amendments to the Partnership Agreement will not be implemented, even if they receive Unitholder approval.

Effective Time of the Merger

     As soon as practicable after all conditions of the Purchase Offer and the Merger have been satisfied, the General Partner will file a certificate of merger with the Secretary of State of the State of Delaware. The Merger shall become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or such later time as provided in the certificate of merger.

No Special Meeting

     The Partnership Agreement does not require a special meeting of Unitholders to consider the Merger or the Amendments. Accordingly, no such meeting will be held.

Rights of Appraisal

     The Partnership was organized under the Partnership Act. Under the Partnership Act a limited partnership agreement or a merger agreement may contractually provide for appraisal rights with respect to limited partnership interests. Neither the Partnership Agreement nor the Merger Agreement provides for appraisal rights. However, the Settlement Agreement and the Merger Agreement provide that upon consummation of the Merger, each Unit held by a holder who elects not to participate in the Settlement by delivering an "opt-out" notice to the Claims Administrator no later than the Expiration Date will be converted into the right to receive the appraised value of such Unit, not including any amount relating to the claims asserted in the litigation, as determined in accordance with the provisions in the Settlement Agreement and the Merger Agreement and reduced by any amount owed by the holder on the original purchase price of such Unit.

Interests of Certain Persons in the Matters to be Acted Upon

     In considering whether to vote for or against the Merger and the Amendments, you should be aware that the General Partner is a Courtyard II Defendant. Accordingly, the General Partner has a conflict of interest with respect to this consent solicitation and makes no recommendation to any Unitholder as to whether to vote for or against the Merger and the Amendments.

          Your vote in favor of the Merger and the Amendments does not require that you tender your Units pursuant to the Purchase Offer. If you desire to receive the Net Settlement Amount for each of your Units, you should submit the Proof of Claim and consent to the Merger and the Amendments. If you desire to have the value of your Units appraised pursuant to the terms of the Settlement Agreement and the Merger Agreement, you should consent to the Merger and the Amendments, not tender your Units and submit an opt-out notice to the Claims Administrator no later than the Expiration Date.

                                 OTHER MATTERS

Fees and Expenses

     Counsel to the class action plaintiffs has retained GEMISYS, Inc. to act as the Claims Administrator in connection with the Purchase Offer and the Consent Solicitation. The costs of sending the Notice and the Purchase Offer and Consent Solicitation and related materials to the Partnership's limited partners will be paid by the Joint Venture. Other fees and expenses will be paid out of any interest accrued on the settlement funds during the time the settlement funds (including the settlement funds relating to the other Marriott Partnerships) are in escrow. See "The Settlement -- The Settlement Agreement." To the extent such accrued interest is insufficient to cover the Claims Administrator's fees and expenses, the fees will be paid by the Joint Venture.

     The Joint Venture has also retained GEMISYS, Inc. to act as the Information Agent in connection with the Purchase Offer and Consent Solicitation. The Information Agent's fee will be paid by the Joint Venture. The Information Agent may contact holders of Units by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers, commercial banks, trust companies and other nominees to forward the Purchase Offer and Consent Solicitation materials to beneficial owners.

     The Court has approved the retention of Chase Bank of Texas, N.A. to act as escrow agent for the settlement funds relating to all of the Litigation covered by the Settlement Agreement. The escrow agent will be paid out of any interest accrued during the time the settlement funds (including the settlement funds relating to the other Marriott Partnerships) are in escrow. To the extent such accrued interest is insufficient to cover the fees, the fees will be paid by the Joint Venture.

     Neither the Purchaser, the Joint Venture, Marriott International, MI Investor nor Rockledge will pay any fees or commissions to any broker or dealer or any other person for soliciting tenders of Units pursuant to this Purchase Offer and Consent Solicitation (other than the fees to the Information Agent and the Claims Administrator). Brokers, dealers, commercial banks and trust companies will, upon request, be reimbursed by the Joint Venture for customary mailing and handling expenses incurred by them in forwarding materials to their customers.

Miscellaneous

     The Purchase Offer and Consent Solicitation is being made to all holders of Units, other than the General Partner. The Purchaser is not aware of any state where the making of the Purchase Offer or the soliciting of consents is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Purchase Offer or the acceptance of Units pursuant thereto, or the soliciting of consents, the Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, the Purchaser cannot comply with such state statute, the Purchase Offer and Consent Solicitation will not be made to nor will tenders be accepted from or on behalf of the holders of Units in such state.

     Pursuant to Rule 14d-3 of the General Rules and Regulations under the Exchange Act, the Purchaser, the Joint Venture, Marriott International, MI Investor and Rockledge have filed with the SEC a Tender Offer Statement on Schedule TO, and pursuant to Rule 14d-9 and Rule 14a-6 of the Exchange Act, the Partnership has filed with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 and a Consent Solicitation Statement on Schedule 14A, respectively, together with exhibits in each case, furnishing certain additional information with respect to the Purchase Offer and the Consent Solicitation. Such Statements and any amendments thereto, including exhibits, may be inspected and copies may be obtained with the SEC at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at www.sec.gov.

     You should rely only on the information contained or incorporated by reference in this Purchase Offer and Consent Solicitation. We have not authorized anyone to provide you with information that is different from what is contained in this Purchase Offer and Consent Solicitation. This Purchase Offer and Consent Solicitation is dated ___________, 2000. You should not assume that the information contained in this Purchase Offer and Consent Solicitation is accurate as of any date other than that date. The mailing of this Purchase Offer and Consent Solicitation does not create any implication of the contrary.

     No person has been authorized to give any information or make any representation on behalf of the Partnership, the General Partner or the Purchaser not contained herein or in the Proof of Claim and, if given or made, such information or representation must not be relied on as having been authorized.


                                            CBM II HOLDINGS LLC

                                            CBM TWO LLC


________________, 2000

                                                                      SCHEDULE I


       DIRECTORS AND EXECUTIVE OFFICERS OF MARRIOTT INTERNATIONAL, INC.,
             MI CBM INVESTOR LLC, ROCKLEDGE HOTEL PROPERTIES, INC.,
                 CBM JOINT VENTURE LLC AND CBM II HOLDINGS LLC

     The following table sets forth the name, business address and principal occupation or employment at the present time and during the last five years, and the name, principal business and address of any corporation or other organization in which such employment is or was conducted, of each director and executive officer of Marriott International, Inc., MI CBM Investor LLC, Rockledge Hotel Properties, Inc., CBM Joint Venture LLC and CBM II Holdings LLC. The business address of each such person is 10400 Fernwood Road, Bethesda, Maryland 20817. Except as otherwise noted, each occupation set forth below a person's name refers to employment with Marriott International, Inc., MI CBM Investor LLC, Rockledge Hotel Properties, Inc., CBM Joint Venture LLC and CBM II Holdings LLC, respectively, and each such person has held such occupation for at least the past five years and, other than Dr. Cheng, each such person is a citizen of the United States. Except as otherwise noted, where an office with Marriott International, Inc. is set forth opposite a person's name, that person has held that office since March 1998, when the present Marriott International, Inc. was spun off from the prior corporation of the same name ("Old Marriott International," now known as Sodexho Marriott Services, Inc.) and prior to that spin-off held the same office with Old Marriott International.

I.        MARRIOTT INTERNATIONAL, INC.

                                                              Present Principal Occupation or
                                                            Employment and Material Occupations,
                                                           Offices or Employment Held During the
Name                                                                  Past Five Years
--------------------------------------               --------------------------------------------------
J.W. Marriott, Jr.                                   J.W. Marriott, Jr. is Chairman of the Board and
Chairman of the Board and Chief                      Chief Executive Officer of Marriott International
Executive Officer                                    He joined Marriott Corporation (now known as Host
                                                     Marriott Corporation) in 1956, became President
                                                     and a director in 1964, Chief Executive Officer in
                                                     1972 and Chairman of the Board in 1985. Mr.
                                                     Marriott also is a director of Host Marriott
                                                     Corporation, General Motors Corporation and the
                                                     Naval Academy Endowment Trust. He serves on the
                                                     Board of Trustees of the National Geographic
                                                     Society and The J. Willard & Alice S. Marriott
                                                     Foundation, and the Board of Directors of
                                                     Georgetown University, and is a member of the
                                                     Executive Committee of the World Travel & Tourism
                                                     Council and the Business Council. Mr. Marriott has
                                                     served as Chief Executive Officer of Marriott
                                                     International since its inception in 1997, and
                                                     served as Chairman and Chief Executive Officer of
                                                     Old Marriott International from October 1993 to
                                                     March 1998. Mr. Marriott has served as a director
                                                     of Marriott International since March 1998.

Todd Clist                                           Todd Clist joined Marriott Corporation in 1968. Mr.
Vice President;                                      Clist served as general manager of several hotels
President, North American                            before being named Regional Vice President, Midwest
Lodging Operations                                   Region for Marriott Hotels, Resorts and Suites in
                                                     1980. Mr. Clist became Executive Vice President of
                                                     Marketing for Marriott Hotels, Resorts and Suites in
                                                     1985, and Senior Vice President, Lodging Products and
                                                     Markets in 1989. Mr. Clist was named Executive Vice
                                                     President and General Manager for Fairfield Inn in
                                                     1990, for both Fairfield Inn and Courtyard in 1991,
                                                     and for Fairfield Inn, Courtyard and Residence Inn in
                                                     1993. Mr. Clist was appointed to his current position
                                                     in January 1994.



Edwin D. Fuller                                      Edwin D. Fuller joined Marriott Corporation in 1972
Vice President; President and Managing               and held several sales positions before being
Director--Marriott Lodging International             appointed Vice President of Marketing in 1979. He
                                                     became Regional Vice President in the Midwest Region
                                                     in 1985, Regional Vice President of the Western Region
                                                     in 1988, and in 1990 was promoted to Senior Vice
                                                     President & Managing Director of International
                                                     Lodging, with a focus on developing the international
                                                     group of hotels. He was named Executive Vice President
                                                     and Managing Director of International Lodging in
                                                     1994, and was promoted to his current position of
                                                     President and Managing Director of International
                                                     Lodging in 1997.


Gilbert M. Grosvenor                                 Gilbert M. Grosvenor is Chairman of the Board of the
Director                                             National Geographic Society (a publisher of books and
                                                     magazines and producer of television documentaries)
                                                     and a director or trustee of Chevy Chase Federal
                                                     Savings Bank, Ethyl Corporation, B.F. Saul REIT and
                                                     Saul Centers, Inc. He is on the Board of Visitors of
                                                     the Nicholas School of the Environment of Duke
                                                     University. Mr. Grosvenor served as a member of the
                                                     Board of Directors of Old Marriott International (and
                                                     prior to October 1993 of Marriott Corporation) from
                                                     1987 to March 1998, and has served as a director of
                                                     Marriott International since March 1998.

Paul E. Johnson, Jr.                                 Paul E. Johnson, Jr. joined Marriott Corporation in
Vice President; President--Marriott Senior           1983 in Corporate Financial Planning & Analysis.  In
Living Services                                      1987, he was promoted to Group Vice President of
                                                     Finance and Development for the Marriott Service Group
                                                     and later assumed responsibility for real estate
                                                     development for Marriott Senior Living Services.
                                                     During 1989, he served as Vice President and General
                                                     Manager of Marriott Corporation's Travel Plazas
                                                     division. Mr. Johnson subsequently served as Vice
                                                     President and General Manager of Marriott Family
                                                     Restaurants from December 1989 through 1991. In
                                                     October 1991, he was appointed as Executive Vice
                                                     President and General Manager of Marriott Senior
                                                     Living Services, and in June 1996 he was appointed to
                                                     his current position.

Henry Cheng Kar-Shun                                 Henry Cheng Kar-Shun has served as Managing Director
Director                                             of New World Development Company Limited ("New World
                                                     Development"), a publicly held Hong Kong real estate
                                                     development and investment company, since 1989. He is
                                                     the Chairman of New World China Land Limited, New
                                                     World CyberBase Limited, New World Infrastructure
                                                     Limited and Tai Fook Group Limited and a director of
                                                     HKR International Limited and Kwoon Chung Bus Holding
                                                     Limited, all of which are publicly-held Hong Kong
                                                     companies. Dr. Cheng serves as an executive officer of
                                                     Chow Tai Fook Enterprises Limited, a privately-held
                                                     family company that controls New World Development.
                                                     Dr. Cheng served as Chairman and Director of
                                                     Renaissance Hotel Group N.V. from June 1995 until its
                                                     purchase by the Company in March 1997. He is Chairman
                                                     of the Advisory Council for The Better Hong Kong
                                                     Foundation. Dr. Cheng serves as a member of the
                                                     Services Promotion Strategy Group, a unit under the
                                                     Hong Kong Financial Secretary's Office, and as a
                                                     Committee Member of the Eighth and Ninth Chinese
                                                     People's Political Consultative Committee of the
                                                     People's Republic of China. Dr. Cheng has also served
                                                     as a member of the Election Committee of the Hong Kong
                                                     Special Administrative Region. Dr. Cheng served as a
                                                     director of Old Marriott from June 1997 to March 1998,
                                                     and has served as a director of the Company since
                                                     March 1998.

Brendan M. Keegan                                    Brendan M. Keegan joined Marriott Corporation in 1971,
Vice President; Executive Vice President--Human      in the Corporate Organization Development Department
Resources                                            and subsequently held several human resources
                                                     positions, including Vice President of Organization
                                                     Development and Executive Succession Planning.  In
                                                     1986, Mr. Keegan was named Senior Vice President,
                                                     Human Resources, Marriott Service Group. In April
                                                     1997, Mr. Keegan was appointed Senior Vice President
                                                     of Human Resources for Marriott International's
                                                     worldwide human resources functions, including
                                                     compensation, benefits, labor and employee relations,
                                                     employment and human resources planning and
                                                     development. In February 1998, he was appointed to his
                                                     current position.

Richard E. Marriott                                  Richard E. Marriott  is Chairman of the Board of Host
Director                                             Marriott Corporation. He is also Chairman of the Board
                                                     of First Media Corporation and serves as a trustee of
                                                     Gallaudet University, Polynesian Cultural Center,
                                                     Primary Children's Medical Center, Boys and Girls
                                                     Clubs of America SE Region and The J. Willard & Alice
                                                     S. Marriott Foundation. He is President and a member
                                                     of the Board of Trustees of the Marriott Foundation
                                                     for People with Disabilities and President and a
                                                     director of the R.E.M. Family Foundation, Inc. He also
                                                     serves on the Board of Trustees of Federal City
                                                     Council and the Advisory Committee for the
                                                     International Hotel and Restaurant Association. Prior
                                                     to 1993, Mr. Marriott served as an Executive Vice
                                                     President and member of the Board of Directors of
                                                     Marriott Corporation. Mr. Marriott has been a director
                                                     of Marriott Corporation (now known as Host Marriott
                                                     Corporation) since 1979, served as a director of Old
                                                     Marriott International from October 1993 to March
                                                     1998, and has served as a director of Marriott
                                                     International since March 1998.

Floretta Dukes McKenzie                              Floretta Dukes McKenzie is the founder, Chairwoman and
Director                                             Chief Executive Officer of The McKenzie Group, Inc.
                                                     (an educational consulting firm). She is also a
                                                     director or trustee of Potomac Electric Power Company
                                                     (PEPCO), National Geographic Society, Acacia Group,
                                                     Group Hospitalization and Medical Services, Inc.
                                                     (GHMSI), Howard University, White House Historical
                                                     Association, American Association of School
                                                     Administrators Leadership of Learning Foundation,
                                                     Lightspan Partnership, Inc., Impact II - The Teachers
                                                     Network, National School Board Foundation, Institute
                                                     for Educational Leadership, Inc., Forum for the
                                                     American School Superintendent, Harvard Graduate
                                                     School of Education Urban Superintendents Program and
                                                     Johns Hopkins Leadership Development Program. From
                                                     1981 to 1988, she served as Superintendent of the
                                                     District of Columbia Public Schools and Chief State
                                                     School Officer. Dr. McKenzie served as a director of
                                                     Old Marriott (and prior to October 1993 of Marriott
                                                     Corporation) from 1992 to March 1998, and has served
                                                     as a director of the Company since March 1998.

Harry J. Pearce                                      Harry J. Pearce is Vice Chairman of the Board of
Director                                             General Motors Corporation (an automobile
                                                     manufacturer) and a director of General Motors
                                                     Acceptance Corporation, Hughes Electronics
                                                     Corporation, Alliance of Automobile Manufacturers, MDU
                                                     Resources Group, Inc. and the Bone Marrow Foundation
                                                     and is a member of the U.S. Air Force Academy's Board
                                                     of Visitors. He also serves on the Board of Trustees
                                                     of Howard University and Northwestern University and
                                                     is a member of the Northwestern University School of
                                                     Law's Law Board. Mr. Pearce served as a director of
                                                     Old Marriott International from 1995 to March 1998,
                                                     and has served as a director of Marriott International
                                                     since March 1998.

William T. Petty                                     William T. Petty joined Marriott Corporation in 1984
Vice President; Executive Vice President, North      as Vice President of Planning & Business.  He has
American Lodging Operations                          since held a number of positions with Marriott
                                                     Corporation and Marriott International, becoming Vice
                                                     President of Market Planning in 1985; General Manager
                                                     of the Atlanta Perimeter Marriott Hotel in 1989; Vice
                                                     President of Operations for Marriott's time share
                                                     division in 1990; Regional Vice President for Lodging
                                                     Operations in 1991; and Senior Vice President for the
                                                     Western Region in 1995.  Mr. Petty was appointed to
                                                     his present position in December 1998.

Robert T. Pras                                       Robert T. Pras joined Marriott Corporation in 1979 as
Vice President; President--Marriott Distribution     Executive Vice President of Fairfield Farm Kitchens,
Services                                             the predecessor of Marriott Distribution Services. In
                                                     1981, Mr. Pras became Executive Vice President of
                                                     Procurement and Distribution. In May 1986, Mr. Pras
                                                     was appointed to the additional position of General
                                                     Manager of Marriott Corporation's Continuing Care
                                                     Retirement Communities. He was named Executive Vice
                                                     President and General Manager of Marriott Distribution
                                                     Services in 1990. Mr. Pras was appointed to his
                                                     current position in January 1997.

W. Mitt Romney                                       W. Mitt Romney was appointed President and Chief
Director                                             Executive Officer of the Salt Lake Olympic Committee
                                                     on February 19, 1999. He is a director, President and
                                                     Chief Executive Officer of Bain Capital, Inc. (a
                                                     private equity investment firm). He is also a director
                                                     of Staples, Inc. Mr. Romney is a member of the
                                                     Executive Board of the Boy Scouts of America and the
                                                     board of the National Points of Light Foundation. Mr.
                                                     Romney served as a member of the Board of Directors of
                                                     Old Marriott (and of Marriott Corporation prior to
                                                     October 1993) from 1993 to March 1998 and has served
                                                     as a director of Marriott International since March
                                                     1998.

Joseph Ryan                                          Joseph Ryan joined Old Marriott in December 1994 as
Executive Vice President and                         Executive Vice President and General  Counsel. Prior
General Counsel                                      to that time, he was a partner in the law firm of
                                                     O'Melveny & Myers, serving as the Managing Partner
                                                     from 1993 until his departure. He joined O'Melveny &
                                                     Myers in 1967 and was admitted as a partner in 1976.


Roger W. Sant                                        Roger W. Sant is Chairman of the Board of The AES
Director                                             Corporation (a global power company) which he
                                                     co-founded in 1981. Since 1994, Mr. Sant has chaired
                                                     the Board of World Wildlife Fund (U.S.). He also
                                                     chairs the Board of The Summit Foundation, and is a
                                                     Board member of WWF-International and The National
                                                     Symphony. Mr. Sant served as a director of Old
                                                     Marriott International from 1993 to March 1998, and
                                                     has served as a director of Marriott International
                                                     since March 1998.

Horst H. Schulze                                     Horst H. Schulze has served as the President and Chief
Vice President ; President and                       Operating Officer of The Ritz-Carlton since 1988. Mr.
Chief Operating Officer, The Ritz-Carlton            Schulze joined The Ritz-Carlton in 1983 as Vice
Hotel Company, LLC                                   President, Operations and was appointed Executive Vice
                                                     President in 1987. Prior to 1983, he spent nine years
                                                     with Hyatt Hotels Corporation where he held several
                                                     positions including Hotel General Manager, Regional
                                                     Vice President and Corporate Vice President.

William J. Shaw                                      William J. Shaw has served as President and Chief
Director, President and Chief Operating              Operating Officer of Marriott International since
Officer                                              March 1997 (including service in the same capacity
                                                     with Old Marriott International until March 1998). Mr.
                                                     Shaw joined Marriott Corporation in 1974, was elected
                                                     Corporate Controller in 1979 and a Vice President in
                                                     1982. In 1986, Mr. Shaw was elected Senior Vice
                                                     President--Finance and Treasurer of Marriott
                                                     Corporation. He was elected Chief Financial Officer
                                                     and Executive Vice President of Marriott Corporation
                                                     in April 1988. In February 1992, he was elected
                                                     President of the Marriott Service Group. Mr. Shaw is
                                                     also Chairman of the Board of Directors of Sodexho
                                                     Marriott Services, Inc. He also serves on the Board of
                                                     Trustees of the University of Notre Dame and the
                                                     Suburban Hospital Foundation. Mr. Shaw has served as a
                                                     director of Old Marriott International (now named
                                                     Sodexho Marriott Services, Inc.) since May 1997, and
                                                     as a director of Marriott International since March
                                                     1998.

Lawrence M. Small                                    Lawrence M. Small is the Secretary of the Smithsonian
Director                                             Institution, the world's largest combined museum and
                                                     research complex, a position to which he was elected
                                                     in September, 1999. Prior to becoming the 11th
                                                     Secretary, he served as President and Chief Operating
                                                     Officer of Fannie Mae, the nation's largest housing
                                                     finance company, since 1991. Before joining Fannie
                                                     Mae, Mr. Small had served as Vice Chairman and
                                                     Chairman of the Executive Committee of the Board of
                                                     Directors of Citicorp and Citibank, N.A., since
                                                     January 1990. He had been associated with Citibank
                                                     since 1964. He is also a director of The Chubb
                                                     Corporation, New York City's Spanish Repertory
                                                     Theatre, the John F. Kennedy Center for the Performing
                                                     Arts, the National Gallery, the Woodrow Wilson Center
                                                     International Center for Scholars and Mt. Sinai-NYU
                                                     Medical Center and Health System. Mr. Small served as
                                                     director of Old Marriott from 1995 to March 1998, and
                                                     he has served as a director of the Company since March
                                                     1998.


Arne M. Sorenson                                     Arne M. Sorenson joined Old Marriott in 1996 as Senior
Executive Vice President and                         Vice President of Business Development. He was instrumental
Chief Financial Officer                              in Marriott International's acquisition of the Renaissance
                                                     Hotel Group in 1997. Prior to joining Marriott, he was a
                                                     partner in the law firm of Latham & Watkins in Washington,
                                                     D.C., where he played a key role in 1992 and 1998 in the
                                                     distribution of Old Marriott International by Marriott
                                                     Corporation. Effective October 1, 1998, Mr. Sorenson was
                                                     appointed Executive Vice President and Chief Financial
                                                     Officer.







James M. Sullivan                                    James M. Sullivan joined Marriott Corporation in 1980,
Executive Vice President--Lodging Development        departed in 1983 to acquire, manage, expand and
                                                     subsequently sell a successful restaurant chain, and
                                                     returned to Marriott Corporation in 1986 as Vice
                                                     President of Mergers and Acquisitions. Mr. Sullivan
                                                     became Senior Vice President, Finance--Lodging in
                                                     1989, Senior Vice President--Lodging Development in
                                                     1990 and was appointed to his current position in
                                                     December 1995.

William R. Tiefel                                    William R. Tiefel joined Marriott Corporation in 1961
Vice Chairman; Chairman The Ritz-Carlton Hotel       and was named President of Marriott Hotels, Resorts
 Company, LLC                                        and Suites in 1998. He had  previously served as
                                                     resident manager and general manager at several
                                                     Marriott hotels prior to being appointed Regional Vice
                                                     President and later Executive Vice President of
                                                     Marriott Hotels, Resorts and Suites and Marriott
                                                     Ownership Resorts. Mr. Tiefel was elected Executive
                                                     Vice President of Marriott Corporation in November
                                                     1989. In March 1992, he was elected President--
                                                     Marriott Lodging Group and assumed responsibility for
                                                     all of Marriott's lodging brands. In May 1998 he was
                                                     appointed to his current position.


Stephen P. Weisz                                     Stephen P. Weisz joined Marriott Corporation in 1972
Vice President; President--                          and was named Regional Vice President of the
Marriott Vacation Club International                 Mid-Atlantic Region in 1991.  Mr. Weisz had previously
                                                     served as Senior Vice President of Rooms Operations
                                                     before being appointed as Vice President of the
                                                     Revenue Management Group.  Mr. Weisz became Senior
                                                     Vice President of Sales and Marketing for Marriott
                                                     Hotels, Resorts and Suites in August 1992 and
                                                     Executive Vice President--Lodging Brands in August
                                                     1994.  In December 1996, Mr. Weisz was appointed
                                                     President--Marriott Vacation Club International.



II.       ROCKLEDGE HOTEL PROPERTIES, INC.


Robert E. Parsons, Jr.                               Robert E. Parsons, Jr. joined the Corporate
President and Director                               Financial Planning staff of Host Marriott Corporation
                                                     ("Host Marriott") in 1981, became Assistant Treasurer
                                                     in 1988, Senior Vice President and Treasurer in 1993
                                                     and in 1995, he was elected Executive Vice President
                                                     and Chief Financial Officer.  He also serves as a
                                                     director, manager and officer of numerous Host
                                                     Marriott subsidiaries.

W. Edward Walter                                     W. Edward Walter joined Host Marriott in 1996 as
Vice President and Treasurer                         Senior Vice President--Acquisitions and, in 1998 was
                                                     made Treasurer.  He also serves as a director,
                                                     manager and officer of numerous Host Marriott
                                                     subsidiaries.  Prior to joining Host Marriott, Mr.
                                                     Walter was a partner at Trammell Crow Residential
                                                     Company and President of Bailey Capital Corporation,
                                                     a real estate firm focusing on tax-exempt real estate
                                                     investments.

Richard A. Burton                                    Richard A. Burton jointed Host Marriott in 1996 as
Vice President                                       Senior Vice President-Taxes and General Tax Counsel.
                                                     Prior to joining Host Marriott, Mr. Burton was Senior
                                                     Tax Counsel at Mobil Oil Corporation.  Prior to that,
                                                     Mr. Burton also practiced law at Sutherland, Asbill &
                                                     Brennan and served as Attorney Advisor to the United
                                                     States Tax Court in Washington, D.C.

Christopher G. Townsend                              Christopher G. Townsend joined Host Marriott's Law
Vice President, Secretary and Director               Department in 1982 as a Senior Attorney, became
                                                     Assistant Secretary in 1984, Assistant General
                                                     Counsel in 1986, Senior Vice President, Corporate
                                                     Secretary and Deputy General Counsel in 1993 and in
                                                     January 1997, he was made General Counsel.  He also
                                                     serves as a director, manager and officer of numerous
                                                     Host Marriott subsidiaries.


III. MI CBM INVESTOR LLC

                                                          Present Principal Occupation or Employment and
                                                         Material Occupations, Offices or Employment Held
Name                                                                During the Past Five Years
----                                                  ------------------------------------------------------

Executive Officers and Managers:
-------------------------------
Kevin M. Kimball                                      Kevin M. Kimball joined Marriott Corporation in 1976
President and Manager                                 as an analyst in the Treasury Department.  In 1980 he
                                                      was promoted to Director, Partnerships and
                                                      Syndications, and was named Vice President and
                                                      Assistant Corporate Controller in 1986, Vice
                                                      President, Financial Planning and Analysis in 1989,
                                                      and Vice President Finance, Residence Inn in 1990.
                                                      In 1993, Mr. Kimball was appointed Senior Vice
                                                      President and Corporate Controller of Marriott
                                                      International, Inc.  In 1994 he was named Senior Vice
                                                      President and Chief Financial Officer for Marriott
                                                      Lodging, and promoted to Executive Vice President and
                                                      Chief Financial Officer for Marriott Lodging in 1996.
                                                      Mr. Kimball was appointed President and Manager of MI
                                                      Investor on April 13, 2000.

Carolyn B. Handlon                                    Carolyn B. Handlon joined Marriott Corporation in
Treasurer and Manager                                 1987 as Manager of Corporate Finance. In 1992, she
                                                      was promoted to Vice President and named Assistant
                                                      Treasurer of Marriott International in October 1993,
                                                      and Senior Vice President, Finance and Treasurer in
                                                      June 1999.  Ms. Handlon was appointed Treasurer and
                                                      Manager of MI Investor on April 13, 2000.

Ward R. Cooper                                        Ward R. Cooper joined Marriott Corporation in 1988 as
Assistant Secretary and Manager                       an Attorney.  In addition to that position he was
                                                      appointed Assistant Secretary of Marriott Corporation
                                                      in 1992.  He assumed the same positions with Marriott
                                                      International in October, 1993, and was promoted to
                                                      Assistant General Counsel and Assistant Secretary in
                                                      January, 1994.  Mr. Cooper was appointed Assistant
                                                      Secretary and Manager of MI Investor on April 13,
                                                      2000.


IV.  CBM JOINT VENTURE LLC

     CBM Joint Venture LLC does not have any directors or executive officers. It is managed by its members, Rockledge Hotel Properties, Inc. and MI CBM Investor LLC. Information concerning the directors and executive officers of Rockledge Hotel Properties, Inc. and MI CBM Investor LLC is set forth elsewhere on this Schedule I.

V.   CBM II HOLDINGS LLC

     CBM II Holdings LLC does not have any directors or executive officers. It is managed by its sole member CBM Mezzanine Borrower LLC, which is managed by its sole member CBM Joint Venture LLC. CBM Joint Venture LLC is managed by its members, Rockledge Hotel Properties, Inc. and MI CBM Investor LLC. Information concerning the directors and executive officers of Rockledge Hotel Properties, Inc. and MI CBM Investor LLC is set forth elsewhere on this Schedule I.

                                                                     SCHEDULE II

                DIRECTORS AND EXECUTIVE OFFICERS OF CBM TWO LLC


     The following table sets forth the name, business address and principal occupation or employment at the present time and during the last five years, and the name, principal business and address of any corporation or other organization in which such employment is or was conducted, of each manager and executive officer of CBM Two LLC. Except as otherwise noted, each such person is a citizen of the United States and the business address of each such person is 10400 Fernwood Road, Washington, D.C. 20058. Except as otherwise noted, each occupation set forth below a person's name refers to employment with CBM Two LLC and each such person has held such occupation for at least the past five years.

                                                                   Present Principal Occupation or Employment and
                                                                  Material Occupations, Offices or Employment Held
Name                                                                        During the Past Five Years
---------------------------------------------------          ---------------------------------------------------------
Robert E. Parsons, Jr.                                       Robert E. Parsons, Jr. joined the Corporate
President and Manager                                        Financial Planning staff of Host Marriott
                                                             Corporation ("Host Marriott") in 1981, became
                                                             Assistant Treasurer in 1988, Senior Vice President
                                                             and Treasurer in 1993 and in 1995, he was elected
                                                             Executive Vice President and Chief Financial
                                                             Officer.  He is also an Executive Vice President
                                                             and Chief Financial Officer of Host Marriott L.P.
                                                             and serves as a director, manager and officer of
                                                             numerous Host Marriott subsidiaries

Christopher G. Townsend                                      Christopher G. Townsend joined Host Marriott's
Executive Vice President, Secretary                          Law  Department in 1982 as  a Senior Attorney,
and Manager                                                  became Assistant Secretary in 1984, Assistant
                                                             General Counsel in 1986, Senior Vice President,
                                                             Corporate Secretary and Deputy General Counsel in
                                                             1993 and  in January 1997, he was made General
                                                             Counsel.  He is also a Senior Vice President,
                                                             Corporate Secretary and General Counsel of Host
                                                             Marriott L.P. and serves as a director, manager and
                                                             officer of numerous Host Marriott subsidiaries.

W. Edward Walter                                             W. Edward Walter joined Host Marriott in 1996 as
Treasurer                                                    Senior Vice President--Acquisitions and, in 1998
                                                             was made Treasurer.  He is also a Senior Vice
                                                             President and Treasurer of Host Marriott L.P. and
                                                             serves as a director, manager and officer of
                                                             numerous Host Marriott subsidiaries.  Prior to
                                                             joining Host Marriott, Mr. Walter was a partner at
                                                             Trammell Crow Residential Company and President of
                                                             Bailey Capital Corporation, a real estate firm
                                                             focusing on tax-exempt real estate investments.


Earla L. Stowe                                               Earla L. Stowe joined Host Marriott in 1982 and
Vice President                                               held various positions in the Tax Department until
                                                             1988.  She joined the Partnership Services
                                                             Department as an accountant in 1988, became an
                                                             Assistant Manager--Partnership Services in 1989,
                                                             Manager--Partnership Services in 1991 and
                                                             Director--Asset Management in 1996.  Ms. Stowe was
                                                             promoted to Senior Director-Corporate Accounting in
                                                             1998.


                               [Back cover page]

     Facsimile copies of the PINK Proof of Claim and the YELLOW Consent Form, properly completed and duly executed, will be accepted. The Proof of Claim and the Consent Form, and any other required documents should be sent or delivered by you or your broker, dealer, commercial bank, trust company or other nominee to the Claims Administrator, at one of the addresses set forth below:


  The Claims Administrator for the Purchase Offer and Consent Solicitation is:

                                 GEMISYS, Inc.

       By Mail:                        Facsimile Transmission:              By Hand or Overnight Delivery:
Attention: Proxy Department                 303-705-6171                      Attention: Proxy Department
7103 South Revere Parkway                                                     7103 South Revere Parkway
Englewood, CO 80112-9523                                                      Englewood, CO 80112-9523
                                   (For Eligible Institutions Only)
                                    Confirm Facsimile by Telephone:
                                          (800) 955-0245

  Questions and requests for assistance may be directed to the Information Agent at its address and telephone number listed below. Additional copies of this Purchase Offer and Consent Solicitation, the Proof of Claim and the Consent Form and other Purchase Offer and Consent Solicitation materials may be obtained from the Information Agent as set forth below, and will be furnished promptly at the Purchaser's expense. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Purchase Offer or the Merger.

   The Information Agent for the Purchase Offer and Consent Solicitation is:

                                 GEMISYS, Inc.

        By Mail:                        Facsimile Transmission:              By Hand or Overnight Delivery:
Attention: Proxy Department                  303-705-6171                     Attention: Proxy Department
 7103 South Revere Parkway                                                     7103 South Revere Parkway
 Englewood, CO 80112-9523                                                       Englewood, CO 80112-9523
                                    (For Eligible Institutions Only)
                                     Confirm Facsimile by Telephone:
                                            (800) 955-0245

                                  CONSENT FORM

THIS WRITTEN CONSENT IS SOLICITED BY THE GENERAL PARTNER OF COURTYARD BY MARRIOTT II LIMITED PARTNERSHIP FOR ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS TO BE EFFECTIVE AS SET FORTH IN THE PURCHASE OFFER AND CONSENT SOLICITATION ACCOMPANYING THIS CONSENT FORM

The undersigned, with respect to each unit in Courtyard by Marriott II Limited Partnership (the "Partnership") held of record by the undersigned on _____________, 2000, hereby sets forth his, her or its vote in connection with the written consent solicited by the General Partner of the Partnership as described in the Purchase Offer and Consent Solicitation accompanying this consent form. You are encouraged to indicate your vote by marking the appropriate box on the reverse side. Failure to check any of the boxes with respect to the proposed authorization will, if this consent card has been signed and dated, constitute a vote "FOR" the proposed authorization. Please sign and date this card. A postage-paid return envelope is enclosed for your convenience in returning this form.

IMPORTANT: PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE.

Authorization of the General Partner's grant of consent on behalf of the Partnership to:

(1) the proposed amendments to Partnership Agreement as described in the accompanying Purchase Offer and Consent Solicitation Statement dated ____________, 2000.

FOR [_]      AGAINST   [_]  ABSTAIN [_]


(2) the proposed Merger as described in the accompanying Purchase Offer and Consent Solicitation Statement dated ____________, 2000.


FOR [_]      AGAINST   [_]  ABSTAIN [_]


                                  ______________________________________________
                                  (SIGNATURE(S) OF LIMITED PARTNERS(S))

                                  Dated: _________________, 2000

                                  (NOTE: Please sign exactly as your name or names appear on the label. If more than one name appears, all persons so designated should sign. When signing in a representative capacity, please give your full title.)